                                                                    Exhibit 4.4

===============================================================================
                           THE FEDERATED GROUP, INC.

                                       TO

                                SECURITY PACIFIC
                                 NATIONAL BANK
                                    Trustee


                               ----------------

                                   INDENTURE


                           Dated as of April 15, 1985

                               ----------------

                   7 1/2% Convertible Subordinated Debentures
                               due April 15, 2010

                           THE FEDERATED GROUP, INC.

         RECONCILIATION AND TIE BETWEEN TRUST INDENTURE ACT OF 1939 AND
                     INDENTURE, DATED AS OF APRIL 15, 1985

 TRUST INDENTURE
   ACT SECTION                                                 INDENTURE SECTION
Section 310(a)(1)  . . . . . . . . . . . . . . . . . . . . . .   609
           (a)(2)  . . . . . . . . . . . . . . . . . . . . . .   609
           (a)(3)  . . . . . . . . . . . . . . . . . . . . . .   Not Applicable
           (a)(4)  . . . . . . . . . . . . . . . . . . . . . .   Not Applicable
           (b)   . . . . . . . . . . . . . . . . . . . . . . .   608
                                                                 610
Section 311(a)   . . . . . . . . . . . . . . . . . . . . . . .   613(a)
           (b)   . . . . . . . . . . . . . . . . . . . . . . .   613( b)
           (b)(2)  . . . . . . . . . . . . . . . . . . . . . .   703(a)(2)
                                                                 703(b)
Section 312(a)   . . . . . . . . . . . . . . . . . . . . . . .   701
                                                                 702(a)
           (b)   . . . . . . . . . . . . . . . . . . . . . . .   702(b)
           (c)   . . . . . . . . . . . . . . . . . . . . . . .   702(c)
Section 313(a)   . . . . . . . . . . . . . . . . . . . . . . .   703(a)
           (b)   . . . . . . . . . . . . . . . . . . . . . . .   703(b)
           (c)   . . . . . . . . . . . . . . . . . . . . . . .   703(a).703(b)
           (d)   . . . . . . . . . . . . . . . . . . . . . . .   703(c)
Section 314(a)   . . . . . . . . . . . . . . . . . . . . . . .   704
           (b)   . . . . . . . . . . . . . . . . . . . . . . .   Not Applicable
           (c)(1)  . . . . . . . . . . . . . . . . . . . . . .   102
           (c)(2)  . . . . . . . . . . . . . . . . . . . . . .   102
           (c)(3)  . . . . . . . . . . . . . . . . . . . . . .   Not Applicable
           (d)   . . . . . . . . . . . . . . . . . . . . . . .   Not Applicable
           (e)   . . . . . . . . . . . . . . . . . . . . . . .   102
Section 315(a)   . . . . . . . . . . . . . . . . . . . . . . .   601(a)
           (b)   . . . . . . . . . . . . . . . . . . . . . . .   602
                                                                 703(a)(6)
           (c)   . . . . . . . . . . . . . . . . . . . . . . .   601(b)
           (d)   . . . . . . . . . . . . . . . . . . . . . . .   601(c)
           (d)(1)  . . . . . . . . . . . . . . . . . . . . . .   601(a)(1)
           (d)(2)  . . . . . . . . . . . . . . . . . . . . . .   601(c)(2)
           (d)(3)  . . . . . . . . . . . . . . . . . . . . . .   601(c)(3)
           (e)   . . . . . . . . . . . . . . . . . . . . . . .   514
Section 316(a)   . . . . . . . . . . . . . . . . . . . . . . .   101
           (a)(1)(A)   . . . . . . . . . . . . . . . . . . . .   502
                                                                 512
           (a)(1)(B). . . . . . . . . . . . . . . . . . . . .    513
           (a)(2)  . . . . . . . . . . . . . . . . . . . . . .   Not Applicable
           (b)   . . . . . . . . . . . . . . . . . . . . . . .   508
Section 317(a)(1)  . . . . . . . . . . . . . . . . . . . . . .   503
           (a)(2)  . . . . . . . . . . . . . . . . . . . . . .   504
           (b)   . . . . . . . . . . . . . . . . . . . . . . .   1003
Section 318(a)   . . . . . . . . . . . . . . . . . . . . . . .   107

NOTE: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

                               TABLE OF CONTENTS

                                                                                                    PAGE
   PARTIES . . . .  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         1
   RECITALS OF THE COMPANY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         1

                                               ARTICLE ONE

                          DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

   SECTION  101.  Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         1
                  Act   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         2
                  Affiliate; control  . . . . . . . . . . . . . . . . . . . . . . . . . . . .         2
                  Authenticating Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . .         2
                  Board of Directors  . . . . . . . . . . . . . . . . . . . . . . . . . . . .         2
                  Board Resolution  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         2
                  Business Day  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         3
                  Closing Price   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         3
                  Commission  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         3
                  Common Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         3
                  Company   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         4
                  Company Request; Company Order  . . . . . . . . . . . . . . . . . . . . . .         4
                  Corporate Trust Office  . . . . . . . . . . . . . . . . . . . . . . . . . .         4
                  Corporation   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         4
                  Debenture Register, Debenture Registrar   . . . . . . . . . . . . . . . . .         4
                  Defaulted Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . .         4
                  Event of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         4
                  Holder  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         4
                  Indenture   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         4
                  Interest Payment Date   . . . . . . . . . . . . . . . . . . . . . . . . . .         4
                  Maturity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         4
                  Officers' Certificate   . . . . . . . . . . . . . . . . . . . . . . . . . .         5
                  Opinion of Counsel  . . . . . . . . . . . . . . . . . . . . . . . . . . . .         5
                  Outstanding   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         5
                  Paying Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         6
                  Person  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         6
                  Predecessor Debenture   . . . . . . . . . . . . . . . . . . . . . . . . . .         6

         NOTE: This table of contents shall not, for any purpose, be deemed to be a part of the Indenture.

                                                                                                    PAGE
                  Redemption Date   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         6
                  Redemption Notice Date  . . . . . . . . . . . . . . . . . . . . . . . . . .         6
                  Redemption Price  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         6
                  Regular Record Date   . . . . . . . . . . . . . . . . . . . . . . . . . . .         6
                  Responsible Officer   . . . . . . . . . . . . . . . . . . . . . . . . . . .         6
                  Senior Indebtedness   . . . . . . . . . . . . . . . . . . . . . . . . . . .         7
                  Special Record Date   . . . . . . . . . . . . . . . . . . . . . . . . . . .         7
                  Stated Maturity   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         7
                  Subsidiary  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         7
                  Trustee   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         7
                  Trust Indenture Act   . . . . . . . . . . . . . . . . . . . . . . . . . . .         7
                  Vice President  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         7
   SECTION  102.  Compliance Certificates and Opinions . . . . . . . . . . . . . . . . . . .          8
   SECTION  103.  Form of Documents Delivered to Trustee . . . . . . . . . . . . . . . . . .          8
   SECTION  104.  Acts of Holders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          9
   SECTION  105.  Notices, Etc., to Trustee and Company  . . . . . . . . . . . . . . . . . .         10
   SECTION  106.  Notice to Holders; Waiver  . . . . . . . . . . . . . . . . . . . . . . . .         10
   SECTION  107.  Conflict with Trust Indenture Act  . . . . . . . . . . . . . . . . . . . .         11
   SECTION  108.  Effect of Headings and Table of Contents . . . . . . . . . . . . . . . . .         11
   SECTION  109.  Successors and Assigns . . . . . . . . . . . . . . . . . . . . . . . . . .         11
   SECTION  110.  Separability Clause  . . . . . . . . . . . . . . . . . . . . . . . . . . .         11
   SECTION  111.  Benefits of Indenture  . . . . . . . . . . . . . . . . . . . . . . . . . .         11
   SECTION  112.  Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         11
   SECTION  113.  Legal Holidays . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         12


                                             ARTICLE TWO

                                            DEBENTURE FORM

   SECTION  201. Form Generally  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         12
   SECTION  202. Form of Face of Debenture . . . . . . . . . . . . . . . . . . . . . . . . .         13
   SECTION  203. Form of Reverse of Debenture  . . . . . . . . . . . . . . . . . . . . . . .         14
   SECTION  204. Form of Trustee's Certificate of Authentication . . . . . . . . . . . . . .         19
   SECTION  205. Form of Notice of Election to Convert . . . . . . . . . . . . . . . . . . .         19

                                 ARTICLE THREE

                                 THE DEBENTURES

                                                                                                    PAGE
    SECTION  301.  Title and Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        21
    SECTION  302.  Denominations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        21
    SECTION  303.  Execution, Authentication, Delivery and Dating . . . . . . . . . . . . . .        22
    SECTION  304.  Temporary Debentures . . . . . . . . . . . . . . . . . . . . . . . . . . .        22
    SECTION  305.  Registration, Registration of Transfer and Exchange  . . . . . . . . . . .        23
    SECTION  306.  Mutilated, Destroyed, Lost and Stolen Debentures . . . . . . . . . . . . .        24
    SECTION  307.  Payment of Interest; Interest Rights Preserved . . . . . . . . . . . . . .        25
    SECTION  308.  Persons Deemed Owners  . . . . . . . . . . . . . . . . . . . . . . . . . .        27
    SECTION  309.  Cancellation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        27
    SECTION  310.  Computation of Interest  . . . . . . . . . . . . . . . . . . . . . . . . .        28


                                                 ARTICLE FOUR

                                           SATISFACTION AND DISCHARGE

    SECTION 401.  Satisfaction and Discharge of Indenture . . . . . . . . . . . . . . . . . .        28
    SECTION 402.  Application of Trust Money  . . . . . . . . . . . . . . . . . . . . . . . .        29


                                                 ARTICLE FIVE

                                                   REMEDIES

    SECTION  501.  Events of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . .        30
    SECTION  502.  Acceleration of Maturity, Rescission and Annulment . . . . . . . . . . . .        32
    SECTION  503.  Collection of Indebtedness and Suits for Enforcement by
                    Trustee   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        33
    SECTION  504.  Trustee May File Proofs of Claim . . . . . . . . . . . . . . . . . . . . .        34
    SECTION  505.  Trustee May Enforce Claims Without Possession of Debentures  . . . . . . .        35
    SECTION  506.  Application of Money Collected . . . . . . . . . . . . . . . . . . . . . .        35
    SECTION  507.  Limitation on Suits  . . . . . . . . . . . . . . . . . . . . . . . . . . .        36
    SECTION  508.  Unconditional Right of Holders to Receive Principal,
                    Premium and Interest and to Convert   . . . . . . . . . . . . . . . . . .        37

                                                                                                    PAGE
    SECTION  509.  Restoration of Rights and Remedies . . . . . . . . . . . . . . . . . . . .        37
    SECTION  510.  Rights and Remedies Cumulative . . . . . . . . . . . . . . . . . . . . . .        37
    SECTION  511.  Delay or Omission Not Waiver . . . . . . . . . . . . . . . . . . . . . . .        38
    SECTION  512.  Control by Holders . . . . . . . . . . . . . . . . . . . . . . . . . . . .        38
    SECTION  513.  Waiver of Past Defaults  . . . . . . . . . . . . . . . . . . . . . . . . .        38
    SECTION  514.  Undertaking for Costs  . . . . . . . . . . . . . . . . . . . . . . . . . .        39
    SECTION  515.  Waiver of Stay or Extension Laws . . . . . . . . . . . . . . . . . . . . .        39


                                                  ARTICLE SIX

                                                  THE TRUSTEE

    SECTION  601.  Certain Duties and Responsibilities  . . . . . . . . . . . . . . . . . . .        40
    SECTION  602.  Notice of Defaults . . . . . . . . . . . . . . . . . . . . . . . . . . . .        41
    SECTION  603.  Certain Rights of Trustee  . . . . . . . . . . . . . . . . . . . . . . . .        41
    SECTION  604.  Not Responsible for Recitals or Issuance of Debentures . . . . . . . . . .        43
    SECTION  605.  May Hold Debentures  . . . . . . . . . . . . . . . . . . . . . . . . . . .        43
    SECTION  606.  Money Held in Trust  . . . . . . . . . . . . . . . . . . . . . . . . . . .        43
    SECTION  607.  Compensation and Reimbursement . . . . . . . . . . . . . . . . . . . . . .        43
    SECTION  608.  Disqualification; Conflicting Interests  . . . . . . . . . . . . . . . . .        44
                    (a) Elimination of Conflicting Interest or Resignation  . . . . . . . . .        44
                    (b) Notice of Failure to Eliminate Conflicting Interest   . . . . . . . .        44
                    (c) "Conflicting Interest" Defined  . . . . . . . . . . . . . . . . . . .        44
                    (d) Definitions of Certain Terms Used in This Section   . . . . . . . . .        48
                    (e) Calculation of Percentages of Securities  . . . . . . . . . . . . . .        49
    SECTION  609.  Corporate Trustee Required. Eligibility  . . . . . . . . . . . . . . . . .        50
    SECTION  610.  Resignation and Removal; Appointment of Successor  . . . . . . . . . . . .        50
    SECTION  611.  Acceptance of Appointment by Successor . . . . . . . . . . . . . . . . . .        52
    SECTION  612.  Merger, Conversion, Consolidation or Succession to Business . . . . . . .         53

                                                                                                    PAGE
    SECTION  613.  Preferential Collection of Claims Against Company  . . . . . . . . . . . .        53
                    (a) Segregation and Apportionment of Certain Collections by Trustee;
                          Certain Exceptions    . . . . . . . . . . . . . . . . . . . . . . .        53
                    (b) Certain Creditor Relationships Excluded from Segregation and
                          Apportionment   . . . . . . . . . . . . . . . . . . . . . . . . . .        56
                    (c) Definitions of Certain Terms Used in This Section.  . . . . . . . . .        57
    SECTION  614.  Appointment of Authenticating Agent  . . . . . . . . . . . . . . . . . . .        58


                                                   ARTICLE SEVEN

                                 HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY


    SECTION  701.  Company to Furnish Trustee Names and Addresses of Holders. . . . . . . . .        60
    SECTION  702.  Preservation of information; Communications to Holders . . . . . . . . . .        61
    SECTION  703.  Reports by Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . .        62
    SECTION  704.  Reports by Company . . . . . . . . . . . . . . . . . . . . . . . . . . . .        64

                                                  ARTICLE EIGHT

                               CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

    SECTION  801.  Company May Consolidate, Etc., Only on Certain Terms . . . . . . . . . . .        65
    SECTION  802.  Successor Corporation Substituted  . . . . . . . . . . . . . . . . . . . .        65


                                                   ARTICLE NINE

                                              SUPPLEMENTAL INDENTURE

    SECTION  901.  Supplemental Indentures Without Consent of Holders . . . . . . . . . . . .        66
    SECTION  902.  Supplemental Indentures with Consent of Holders  . . . . . . . . . . . . .        66
    SECTION  903.  Execution of Supplemental Indentures . . . . . . . . . . . . . . . . . . .        68
    SECTION  904.  Effect of Supplemental Indentures  . . . . . . . . . . . . . . . . . . . .        68
    SECTION  905.  Conformity with Trust Indenture Act  . . . . . . . . . . . . . . . . . . .        68
    SECTION  906.  Reference in Debentures to Supplemental Indentures . . . . . . . . . . . .        68


                                                   ARTICLE TEN

                                                   COVENANTS

    SECTION 1001.  Payment of Principal, Premium and Interest . . . . . . . . . . . . . . . .        69

                                                                                                    PAGE
    SECTION 1002.  Maintenance of Office or Agency  . . . . . . . . . . . . . . . . . . . . .        69
    SECTION 1003.  Money for Debenture Payments to be Held in Trust . . . . . . . . . . . . .        70
    SECTION 1004.  Corporate Existence  . . . . . . . . . . . . . . . . . . . . . . . . . . .        71
    SECTION 1005.  Statement by Officers as to Default  . . . . . . . . . . . . . . . . . . .        71
    SECTION 1006.  Payment of Taxes and Other Claims  . . . . . . . . . . . . . . . . . . . .        72
    SECTION 1007.  Statement by Officers as to Default  . . . . . . . . . . . . . . . . . . .        72

                                                  ARTICLE ELEVEN

                                             REDEMPTION OF DEBENTURES

    SECTION 1101.  Right of Redemption  . . . . . . . . . . . . . . . . . . . . . . . . . . .        73
    SECTION 1102.  Applicability of Article . . . . . . . . . . . . . . . . . . . . . . . . .        73
    SECTION 1103.  Election to Redeem; Notice to Trustee  . . . . . . . . . . . . . . . . . .        73
    SECTION 1104.  Selection by Trustee of Debentures to be Redeemed  . . . . . . . . . . . .        74
    SECTION 1105.  Notice of Redemption . . . . . . . . . . . . . . . . . . . . . . . . . . .        74
    SECTION 1106.  Deposit of Redemption Price  . . . . . . . . . . . . . . . . . . . . . . .        75
    SECTION 1107.  Debentures Payable on Redemption Date  . . . . . . . . . . . . . . . . . .        75
    SECTION 1108.  Debentures Redeemed in Part  . . . . . . . . . . . . . . . . . . . . . . .        76


                                                  ARTICLE TWELVE

                                                   SINKING FUND

    SECTION 1201.  Sinking Fund Payments  . . . . . . . . . . . . . . . . . . . . . . . . . .        76
    SECTION 1202.  Satisfaction of Sinking Fund Payments with Debentures  . . . . . . . . . .        77
    SECTION 1203.  Redemption of Debentures for Sinking Fund  . . . . . . . . . . . . . . . .        77


                                                 ARTICLE THIRTEEN

                                             CONVERSION OF DEBENTURES

    SECTION 1301.  Conversion Privilege and Conversion Price  . . . . . . . . . . . . . . . .        78
    SECTION 1302.  Exercise of Conversion Privileges  . . . . . . . . . . . . . . . . . . . .        78
    SECTION 1303.  Fractions of Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . .        79
    SECTION 1304.  Adjustment of Conversion Price . . . . . . . . . . . . . . . . . . . . . .        80
    SECTION 1305.  Notice of Adjustments of Conversion Price  . . . . . . . . . . . . . . . .        83
    SECTION 1306.  Notice of Certain Corporate Action . . . . . . . . . . . . . . . . . . . .        83
    SECTION 1307.  Company to Reserve Common Stock  . . . . . . . . . . . . . . . . . . . . .        84
    SECTION 1308.  Taxes on Conversion  . . . . . . . . . . . . . . . . . . . . . . . . . . .        84
    SECTION 1309.  Covenant as to Common Stock  . . . . . . . . . . . . . . . . . . . . . . .        85
    SECTION 1310.  Cancellation of Converted Debentures . . . . . . . . . . . . . . . . . . .        85
    SECTION 1311.  Provisions in Case of Consolidation. Merger, or Sale of Assets . . . . . .        85
    SECTION 1312.  Disclaimer by Trustee for Responsibility for Certain Matters . . . . . . .        86

                                ARTICLE FOURTEEN

                         SUBORDINATION OF DEBENTURES

                                                                                                    PAGE
    SECTION 1401.  Agreement to Subordinate . . . . . . . . . . . . . . . . . . . . . . . . .        86
    SECTION 1402.  Payment Prohibited If Senior Indebtedness in Default . . . . . . . . . . .        87
    SECTION 1403.  Priority of Senior Indebtedness  . . . . . . . . . . . . . . . . . . . . .        87
    SECTION 1404.  Subrogation of Holders of Debentures . . . . . . . . . . . . . . . . . . .        88
    SECTION 1405.  Subordination of Debentures Not Affected by Changes in
                    Provisions of Senior Indebtedness   . . . . . . . . . . . . . . . . . . .        89
    SECTION 1406.  Subordination Provisions for Benefit of Holders of Senior Indebtedness . .        89
    SECTION 1407.  Rights of Trustee as Holder of Senior Indebtedness . . . . . . . . . . . .        89
    SECTION 1408.  Obligation of Company to Holders of Debentures Not impaired  . . . . . . .        89
    SECTION 1409.  Reliance Upon Court Order or Decree  . . . . . . . . . . . . . . . . . . .        90

    SECTION 1410.  Subordination Rights Not Impaired by Acts or Omissions of
                    Company or Holders of Senior Indebtedness   . . . . . . . . . . . . . . .        90
    SECTION 1411.  Trustee to Effectuate Subordination  . . . . . . . . . . . . . . . . . . .        91
    SECTION 1412.  Trustee Not Charged With Knowledge of Senior Indebtedness  . . . . . . . .        91
    SECTION 1413.  Events of Default Not Prevented  . . . . . . . . . . . . . . . . . . . . .        91

    TESTIMONIUM     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        92
    SIGNATURES AND SEALS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        92
    ACKNOWLEDGMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        93

         INDENTURE, dated as of April 15, 1985, between The Federated Group, Inc., a Delaware corporation (hereinafter called the "Company"), having its principal office at 5655 E. Union Pacific Avenue, City of Commerce, California 90022, and Security Pacific National Bank, a national banking association with its principal offices in Los Angeles, California (hereinafter called the "Trustee").

                            RECITALS OF THE COMPANY

         The Company has duly authorized the creation of an issue of its 7 1/2% Convertible Subordinated Debentures (hereinafter called the "Debentures") of substantially the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture.

         All things necessary to make the Debentures, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, and to make this Indenture a valid agreement of the Company, in accordance with their and its terms, have been done.

         NOW, THEREFORE, THIS INDENTURE WITNESSETH:

         For and in consideration of the premises and the purchase of the Debentures by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Debentures, as follows:

                                  ARTICLE ONE

                       DEFINITIONS, AND OTHER PROVISIONS
                             OF GENERAL APPLICATION

SECTION 101.  Definitions.

         For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

                 (1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular:

                 (2) all other terms used herein which are defined in the Trust Indenture Act either directly or by reference therein, have the meanings assigned to them therein:

                 (3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles and, except as otherwise herein expressly provided, the term "generally accepted accounting principles" with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted at the date of such computation; and

                 (4) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

         Certain terms, used principally in Article Six, are defined in that Article.

         "Act" when used with respect to any Holder has the meaning specified in Section 104.

         "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise: and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Authenticating Agent" means any Person authorized by the Trustee to act on behalf of the Trustee to authenticate Debentures.

         "Board of Directors" means either the board of directors of the Company or any duly authorized committee of that board.

         "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

         "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in the City of Los Angeles, California are authorized or obligated by law or executive order to close.

         "Closing Price" means with respect to the Common Stock of the Company on any day, (i) the last reported sales price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the New York Stock Exchange, Inc. or (ii) if the Common Stock is not listed or admitted to trading on such Exchange, the last reported sales price regular way, or in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, on the principal national securities exchange on which the Common Stock is Listed or admitted to trading, or (iii) if the Common Stock is not listed or admitted to trading on any national securities exchange, the average of the closing bid and asked prices as furnished by any New York Stock Exchange member firm selected from time to time by the Company for that purpose.

         "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

         "Common Stock" means any stock of any class of the Company which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which is not subject to redemption by the Company. However, subject to the provisions of Section 1311, shares issuable on conversion of Debentures shall include only shares of the class designated as Common Stock of the Company at the date of this Indenture or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which are not subject to redemption by the Company; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

         "Company" means the Person named as the "Company" in the first paragraph of this instrument until a successor corporation shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor corporation.

         "Company Request" or "Company Order" means a written request or order signed in the name of the Company by its Chairman of the Board, its President or a Vice President, and by its Senior Financial Officer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

         "Corporate Trust Office" means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered; said principal office at the date of the execution of this Indenture is located at 333 South Hope Street, Los Angeles, California, 90071.

         "Corporation" includes corporations, associations, companies and business trusts.

         "Debenture Register" and "Debenture Registrar" have the respective meanings specified in Section 305.

         "Defaulted Interest" has the meaning specified in Section 307.

         "Event of Default" has the meaning specified in Section 501.

         "Holder" means a Person in whose name a Debenture is registered in the Debenture Register.

         "Indenture" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

         "Interest Payment Date" means the Stated Maturity of an Installment of interest on the Debentures.

         "Maturity" when used with respect to any Debenture means the date on which the principal of such Debenture becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

         "Officers' Certificate" means a certificate signed by the Chairman of the Board, the President or a Vice President, and by the Senior Financial Officer, the Secretary or an Assistant Secretary, of the Company, and delivered to the Trustee.

         "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Company, and who shall be acceptable to the Trustee.

         "Outstanding" when used with respect to Debentures means, as of the date of determination, all Debentures theretofore authenticated and delivered under this Indenture, except:

                 (i) Debentures theretofore cancelled by the Trustee or delivered to the Trustee for cancellation:

                 (ii) Debentures or portion thereof for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Debentures; provided that, if such Debentures are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and

                 (iii) Debentures in exchange for or in lieu of which other Debentures have been authenticated and delivered pursuant to this
         Indenture:

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Debentures have given any request, demand, authorization, direction, notice, consent or waiver hereunder. Debentures owned by the Company or any other obligor upon the Debentures or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Debentures which the Trustee knows to be so owned shall be so disregarded. Debentures so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Debentures and that the pledgee is not the Company or any other obligor upon the Debentures or any Affiliate of the Company or of such other obligor.

         "Paying Agent" means any Person authorized by the Company to pay the principal of (and premium, if any) or interest on any Debentures on behalf of the Company.

         "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         " Predecessor Debenture" of any particular Debenture means every previous Debenture evidencing all or a portion of the same debt as that evidenced by such particular Debenture; and, for the purposes of this definition, any Debenture authenticated and delivered under Section 306 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Debenture shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Debenture.

         "Redemption Date", when used with respect to any Debenture to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

         "Redemption Notice Date", when used with respect to any Debenture to be redeemed, means the date on which the notice of such redemption is mailed.

         "Redemption Price", when used with respect to any Debenture to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

         "Regular Record Date" for the interest payable on any Interest Payment Date means the April 1 or October 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

         "Responsible Officer", when used with respect to the Trustee, means the chairman or any vice-chairman of the board of directors, the chairman or any vice-chairman of the executive committee of the board of directors, the chairman of the trust committee, the president, any vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the controller or, any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

         "Senior Indebtedness" has the meaning specified in Section 1401.

         "Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 307.

         "Stated Maturity", when used with respect to any Debenture or any installment of interest thereon, means the date specified in such Debenture as the fixed date on which the principal of such Debenture or such installment of interest is due and payable.

         "Subsidiary" means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries. For the purposes of this definition, "voting stock" means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

         "Trustee" means the Person named as the "Trustee" in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

         "Trust Indenture Act" means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed, except as provided in Section 905.

         "Vice President", when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president".

SECTION 102.  Compliance Certificates and Opinions.

         Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

         Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                 (1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

                 (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                 (3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                 (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

SECTION 103.  Form of Documents Delivered to Trustee.

         In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such. Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters to one or several documents.

         Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

         Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 104.  Acts of Holders.

         (a) Any request demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duty appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company.
Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 601 ) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

         (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by any reasonable method. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any reasonable manner.

         (c) The ownership of Debentures shall be proved by the Debenture Register.

         (d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Debenture shall bind every future Holder of the same Debenture and the Holder of every Debenture issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee any Debenture Registrar, any Paying Agent or the Company in reliance thereon, whether or not notation of such action is made upon such Debenture.

SECTION 105.  Notices, Etc., to Trustee and Company.

         Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

                 (1) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office,
         Attention: Corporate Trust Department, or

                 (2) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at the address of its principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by the Company.

SECTION 106.  Notice to Holders; Waiver.

         Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event at his address as it appears in the Debenture Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

         In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

SECTION 107.  Conflict with Trust Indenture Act.

         If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

SECTION 108.  Effect of Headings and Table of Contents.

         The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 109.  Successors and Assigns.

         All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

SECTION 110.  Separability Clause.

         In case any provision in this Indenture or in the Debentures shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 111.  Benefits of Indenture.

         Nothing In this Indenture or in the Debentures, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, the holders of Senior Indebtedness and the Holders of Debentures, any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 112.  Governing Law.

         This indenture and the Debentures shall be governed by and construed in accordance with the laws of the State of California.

SECTION 113.  Legal Holidays.

         In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Debenture or any date on which a payment is required to be made to the sinking fund or the last date on which a Holder has the right to convert his Debentures shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Debentures) payment of interest or principal (and premium, if any) or conversion of the Debentures need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity, or on such last day for conversion, provided that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, or sinking fund payment date, or on such last day for conversion as the case may be.

                                  ARTICLE TWO

                                 DEBENTURE FORM

SECTION 201.  Form Generally.

         The Debentures and the Trustee's certificates of authentication shall be in substantially the form set forth in this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Debentures, as evidenced by their execution of the Debentures.

         The definitive Debentures shall be printed, lithographed or engraved or produced by any combination of these methods on steel engraved borders or may be produced in any other manner permitted by the rules of any securities exchange on which the Debentures may be listed, all as determined by the officers executing such Debentures, as evidenced by their execution of such Debentures.

SECTION 202.  Form of Face of Debenture.

                           THE FEDERATED GROUP, INC.

          7 1/2% CONVERTIBLE SUBORDINATED DEBENTURE DUE APRIL 15, 2010

No.                                                          $
    -------------------                                        ----------------

         THE FEDERATED GROUP, INC., a Delaware corporation (herein called the
"Company"), for value received, hereby promises to pay to                     or
registered assigns, the principal sum of                  DOLLARS on April 15,
2010 and to pay interest thereon from April 15, 1985, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semiannually on April 15 and October 15 in each year, commencing October 15, 1985, at the rate of 7 1/2% per annum (computed on the basis of a 360-day year consisting of 12 30-day months), until the principal hereof is paid or duly provided for. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture hereinafter referred to, be paid to the Person in whose name this Debenture (or one or more Predecessor Debentures) is registered at the close of business on the Regular Record Date for such interest, which shall be the April 1 or October 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Debenture (or one or more Predecessor Debentures) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Debentures not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debentures may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. Payment of the principal of (and premium, if any) on this Debenture will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City and State of New York, or in the City of Los Angeles, California or at any other office or agency maintained by the Company for such purpose. Payment of interest on the Debentures will be made by the Trustee in Los

Angeles, California by check or draft mailed to the address of the Person entitled thereto as such address shall appear in the Debenture Register. Payment will be made in such currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. The term "Company" under the Indenture includes any successor corporation.

         Reference is hereby made to the further provisions of this Debenture set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if sat forth at this place.

         Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof (directly or through an Authenticating Agent) by manual signature, this Debenture shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:

[SEAL]
                                        THE FEDERATED GROUP, INC.


Attest:                                    By
                                              --------------------------------
                                                       [Title]

- ---------------------------------
            [Title]


SECTION 203.  Form of Reverse of Debenture.

         This Debenture is one of a duly authorized issue of Debentures of the Company designated as its 7 1/2% Convertible Subordinated Debentures due April 15, 2010 (herein called the "Debentures"), limited in aggregate principal amount to $40,000,000, issued and to be issued under an Indenture, dated as of April 15, 1985 (herein called the "Indenture"), between the Company and Security Pacific National Bank (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, the Holders of Senior Indebtedness and the Holders of the Debentures and of the terms upon which the Debentures are, and are to be, authenticated and delivered.

         Subject to and upon compliance with the provisions of the Indenture, the Holder of this Debenture is entitled at his option, at any time on or before the close of business on April 15, 2010, or in case this Debenture or a portion hereof is called for redemption, then in respect of this Debenture or such portion hereof until and including, but (unless the Company defaults in making the payment due upon redemption) not after, the close of business on the fifth day prior to the Redemption Date, to convert this Debenture (or any portion of the principal amount hereof which is $1,000 or an integral multiple thereof), at the principal amount hereof, or of such portion, into fully paid and nonassessable shares (calculated as to each conversion to the nearest 1/100 of a share) of Common Stock, $.10 par value ("Common Stock") of the Company at a conversion price equal to $35 aggregate principal amount of Debentures for each share of Common Stock (or at the current adjusted conversion price if an adjustment has been made as provided in the Indenture) by surrender of this Debenture, duly endorsed or assigned to the Company or in blank, to the Company at its office or agency maintained for such purpose in the Borough of Manhattan, The City and State of New York, or the City of Los Angeles, California, accompanied by written notice to the Company that the Holder hereof elects to convert this Debenture, or if less than the entire principal amount hereof is to be converted, the portion hereof to be converted, and, in case such surrender shall be made during the period from the close of business on any Regular Record Date next preceding any Interest Payment Date to the opening of business on such Interest Payment Date (unless this Debenture or the portion thereof being converted has been called for redemption during such period), also accompanied by payment in New York clearing house funds or Los Angeles clearing house funds, as the case may be, or other funds acceptable to the Company and the Trustee of an amount equal to the interest payable on such Interest Payment Date on the principal amount of this Debenture then being converted. Subject to the aforesaid requirement for payment and, in the case of a conversion after the Regular Record Date next preceding any Interest Payment Date and on or before such Interest Payment Date, to the right of the Holder of this Debenture (or any Predecessor Debenture) of record at such Regular Record Date to receive an installment of interest (with certain exceptions provided in the Indenture), no payment or adjustment is to be made on conversion for interest accrued hereon or for dividends on the Common Stock issued on conversion. No fractions of shares or scrip representing fractions of shares will be issued on conversion, but instead of any fractional interest the Company shall pay a cash adjustment as provided in the Indenture. The conversion price is subject to adjustment as provided in the Indenture. In addition, the Indenture provides that in case of certain consolidations or mergers to which the Company is a party or the sale or transfer of all or substantially all of the assets of the Company, the Indenture shall be amended, without the consent of any Holders of Debentures, so that this Debenture, if then outstanding, will be convertible thereafter, during the period this Debenture shall be convertible as specified above, only into the kind and amount of securities, cash and other property receivable upon the consolidation, merger, sale or transfer by a holder of the number of shares of Common Stock of the Company into which this Debenture might have been converted immediately prior to such consolidation, merger, sale or transfer. Any Holder of a Debenture who surrenders his Debenture or any portion thereof for conversion prior to the close of business on May 2, 1985 shall receive a due bill representing the right to receive on or after May 3, 1985 the additional number of shares which such Holder would have been entitled to receive if such Debenture or portion thereof were surrendered for conversion on May 3, 1985, computed in accordance with the third paragraph of Section 1301 of the Indenture.

         The Debentures are not redeemable on or prior to April 15, 1987, unless the last reported sale price for the Common Stock on each of any 20 trading days within the period of 30 consecutive trading days ending within five Business Days of the date on which the notice of such redemption is given, equals or exceeds 140% of the conversion price then in effect as provided in the Indenture. With respect to redemptions in that event on or prior to April 15, 1987, and with respect to redemptions after April 15, 1987, Debentures are subject to redemption upon not less than 30 nor more than 60 days notice by first-class mail, postage prepaid. The redemption may be made in whole, or from time to time in part, at the option of the Company at a redemption price equal to the percentage of the principal amount set forth below if redeemed during the twelve-month period beginning April 15 in each of the years indicated, plus accrued interest to the date fixed for redemption (provided that, if the date fixed for redemption (including through the operation of the Sinking Fund hereinafter provided for) is an Interest Payment Date, the interest payable on such date shall, subject to exceptions provided in the Indenture, be paid to the person in whose name this Debenture, or the Debenture or Debentures in exchange or substitution for which this Debenture shall have been issued, shall have been registered at the close of business on the April 1 or October 1, as the case may be, next preceding such Interest Payment Date, whether or not such April 1 or October 1 is a Business Day), all as provided in the Indenture:

Year                     Percentage        Year                       Percentage
1985   . . . . . . . .     107.50          1991  . . . . . . . . .      103.00
1986   . . . . . . . .     106.75          1992  . . . . . . . . .      102.25
1987   . . . . . . . .     106.00          1993  . . . . . . . . .      101.50
1988   . . . . . . . .     105.25          1994  . . . . . . . . .      100.75
1989   . . . . . . . .     104.50          1995 or thereafter  . .      100.00
1990   . . . . . . . .     103.75

         Notice to the holders of Debentures to be redeemed shall be given by mailing to such holders a notice of such redemption at their last addresses as they shall appear on the books maintained for the registration of the Debentures, all as provided in the Indenture. Any notice which is mailed in the manner provided in the Indenture shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, and failure duly to give such notice by mail, or any defect in such notice, to the holder of any Debenture designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Debenture.

         The sinking fund provides for the redemption on April 15 in each year beginning with the year 1996 to and including the year 2009 of $2,000,000 aggregate principal amount of the Debentures. Debentures acquired by the Company or redeemed otherwise than through the sinking fund or converted may be credited against subsequent sinking fund requirements.

         In the event of redemption or conversion of this Debenture in part only, a new Debenture or Debentures for the unredeemed or unconverted portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

         The indebtedness evidenced by the Debentures is, to the extent and in the manner provided in the Indenture, expressly subordinate and subject in right of payment to the prior payment in full of any Senior Indebtedness of the Company or provision for such payment, whether outstanding at the date of the indenture or thereafter incurred, and each Holder of this Debenture, by his acceptance hereof, agrees to and shall be bound by such provisions of the Indenture and authorizes and directs the Trustee in his behalf to take such action as may be necessary or appropriate to effectuate such subordination and appoints the Trustee his attorney-in-fact for any and all such purposes.

         If an Event of Default shall occur and be continuing, the principal of all the Debentures may be declared due and payable in the manner and with the effect provided in the Indenture.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Debentures under the Indenture at any time by the Company and the Trustee with the consent of the Holders of 66 2/3% in aggregate principal amount of the Debentures at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Debentures at the time Outstanding, on behalf of the Holders of all the Debentures, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Debenture shall be conclusive and binding upon such Holder and upon all future Holders of this Debenture and of any Debenture issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Debenture.

         No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Debenture at the times, place and rate, and in the coin or currency, herein prescribed or to convert this Debenture at the rate and upon the terms provided in the Indenture.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Debenture is registrable in the Debenture Register upon surrender of this Debenture for registration of transfer at the office or agency of the Company maintained for that purpose in the Borough of Manhattan. The City and State of New York or the City of Los Angeles, California duty endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Debenture Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or move new Debentures, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         The Debentures are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof, As provided in the Indenture and subject to certain limitations therein set forth, Debentures are exchangeable for a like aggregate principal amount of Debentures of a different authorized denomination, as requested by the Holder surrendering the same.

         No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Debenture for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Debenture is registered as the owner hereof for all purposes, whether or not this Debenture be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         All terms used in this Debenture which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

SECTION 204.  Form of Trustee's Certificate of Authentication.

         This is one of the Debentures referred to in the within mentioned Indenture.

                                        SECURITY PACIFIC NATIONAL BANK,
                                           as Trustee


                                        By
                                           ------------------------------------
                                                         Authorized Officer

SECTION 205.  Form of Notice of Election to Convert.

         TO THE FEDERATED GROUP, INC.:

         The undersigned owner of this Debenture hereby: (i) irrevocably exercises the option to convert this Debenture, or the portion hereof below designated (which shall be $1,000 or an integral multiple thereof) into shares of Common Stock of the Company, in accordance with the terms of the Indenture referred to in this Debenture, and (ii) directs that the shares and any due bills issuable and deliverable upon conversion, together with any check in payment for fractional shares and any Debenture(s) representing any unconverted principal amount hereof, be issued in the name of and delivered to the undersigned, unless a different name has been indicated below. If shares or other securities are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. Any amount required to be paid by the undersigned on account of interest accompanies this Debenture.

Dated:
        -------------------------------


                                       ----------------------------------------
                                                                     Signature

Fill in for registration of shares of Common Stock and Debentures if to be issued otherwise than to and in the name of the registered holder.


- ---------------------------------------
               (Name)


- ---------------------------------------     -----------------------------------
              (Address)                            Social Security or Other
                                                 Taxpayer Identifying Number




- ---------------------------------------
     Please print name and address
          (including zip code)

                                               Principal Amount to be Converted:

                                                      $
                                                        -------------------

                                 ARTICLE THREE

                                 THE DEBENTURES

SECTION 301.  Title and Terms.

         The aggregate principal amount of Debentures which may be authenticated and delivered under this Indenture is limited to $40,000,000, except for Debentures authenticated and delivered upon registration of transfer of or in exchange for, or in lieu of, other Debentures pursuant to Section 304, 305, 306, 906, 1108 or 1302.

         The Debentures shall be known and designated as the "7 1/2% Convertible Subordinated Debentures due April 15, 2010," of the Company. Their Stated Maturity shall be April 15, 2010, and they shall bear interest at the rate of 7 1/2% per annum, from April 15, 1985 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, payable semi-annually on April 15 and October 15, commencing October 15, 1985, until the principal thereof is paid or made available for payment.

         The principal of, and premium (if any) on the Debentures shall be payable at the office or agency of the Company maintained for such purpose in the Borough of Manhattan, The City and State of New York or the City of Los Angeles, California and at any other office or agency maintained by the Company for such purpose. Payment of interest on the Debentures will be made by the Trustee in Los Angeles, California by check or draft mailed to the address of the Person entitled thereto as such address shall appear in the Debenture Register.

         The Debentures shall be redeemable as provided in Article Eleven.

         The Debentures shall be entitled to the benefits, and be redeemable through operation, of the sinking fund as provided in Article Twelve.

         The Debentures shall be convertible into shares of Common Stock as provided in Article Thirteen.

         The Debentures shall be subordinated in right of payment to Senior Indebtedness as provided in Article Fourteen.

SECTION 302.  Denominations.

         The Debentures shall be issuable only in registered form without coupons and only in denominations of $1,000 and any integral multiple thereof.

SECTION 303.  Execution, Authentication, Delivery and Dating.

         The Debentures shall be executed on behalf of the Company by one or more of its Chairman of the Board, its President or its Vice Presidents, under its corporate seal reproduced thereon attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Debentures may be manual or facsimile.

         Debentures bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Debentures or did not hold such offices at the dates of such Debentures.

         At any time and from time to time after the execution and delivery of this Indenture. the Company may deliver Debentures executed by the Company to the Trustee for authentication.

         Each Debenture shall be dated the date of its authentication.

         No Debenture shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Debenture a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature of one of its authorized officers and such certificate upon any Debenture shall be conclusive evidence, and the only evidence, that such Debenture has been duly authenticated and delivered hereunder.

SECTION 304.  Temporary Debentures.

         Pending the preparation of definitive Debentures, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Debentures which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Debentures in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Debentures may determine, as evidenced by their execution of such Debentures.

         If temporary Debentures are issued, the Company will cause definitive Debentures to be prepared without unreasonable delay. After the prepara-tion, of definitive Debentures, the temporary Debentures shall be exchangeable for definitive Debentures upon surrender of the temporary Debentures at any office or agency of the Company designated pursuant to Section 1002, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Debentures, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Debentures of authorized denominations. Until so exchanged the temporary Debentures shall in all respects be entitled to the same benefits under this Indenture as definitive Debentures.

SECTION 305.  Registration, Registration of Transfer and Exchange.

         The Company shall cause to be kept at one of its offices or agencies designated pursuant to Section 1002 (initially such office shall be the Corporate Trust Office) a register (the register maintained in such office or agency being herein sometimes collectively referred to as the "Debenture Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Debentures and of transfers of Debentures. Said office or agency is hereby initially appointed "Debenture Registrar" For the purpose of registering Debentures and transfers of Debentures as herein provided.

         Upon surrender for registration of transfer of any Debenture at an office or agency of the Company designated pursuant to Section 1002 for such purpose, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees. one or more now Debentures of any authorized denominations, of a like aggregate principal amount.

         At the option of the Holder, Debentures may be exchanged for other Debentures of any authorized denominations, of a like aggregate principal amount, upon surrender of the Debentures to be exchanged at such office or agency. Whenever any Debentures are so surrendered For exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Debentures which the Holder making the exchange is entitled to receive.

         All Debentures issued upon any registration of transfer or exchange of Debentures shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Debentures surrendered upon such registration of transfer or exchange.

         Every Debenture presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Debenture Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.

         No service charge shall be made for any registration of transfer or exchange of Debentures, but the Company may require payment of a sum sufficient to cover any tax or other governmental, charge that may be imposed in connection with any registration of transfer or exchange of Debentures, other than exchanges pursuant to Section 304, 906, 1108 or 1302 not involving any transfer.

         The Company shall not be required (i) to issue, register the transfer of or exchange any Debenture during a period beginning at the opening of business IS days before the day of the mailing of a notice of redemption of Debentures selected for redemption under Section 1104 and ending at the dose of business on the day of such mailing, or (ii) to register the transfer of or exchange any Debenture so selected for redemption in whole or in part, except the unredeemed portion of any Debenture being redeemed in part.

SECTION 306.  Mutilated, Destroyed, Lost and Stolen Debentures.

         If any mutilated Debenture is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Debenture of like tenor and principal amount and bearing a number not contemporaneously outstanding.

         If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Debenture and (d) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee chat such Debenture has been acquired by a bona fide purchaser, the Company shall execute and upon its request the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Debenture, a new Debenture of like tenor and principal amount and bearing a number not contemporaneously outstanding.

         In case any such mutilated, destroyed, lost or stolen Debenture has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Debenture, pay such Debenture.

         Upon the issuance of any new Debenture under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

         Every new Debenture issued pursuant to this Section in lieu of any destroyed, lost or stolen Debenture shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Debenture shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Debentures duly issued hereunder.

         The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Debentures.

SECTION 307.  Payment of Interest, Interest Rights Preserved.

         Interest on any Debenture which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Debenture (or one or more Predecessor Debentures) is registered at the close of business on the Regular Record Date for such interest.

         Any interest on any Debenture which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest) shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in Clause (1) or (2) below:

                 (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Debentures (or their respective Predecessor Debentures) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Debenture and the method of calculation thereof and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at his address as it appears in the Debenture Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Debentures (or their respective Predecessor Debentures) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following Clause (2).

                 (2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debentures may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Clause, such manner of payment shall be deemed practicable by the Trustee.

         Subject to the foregoing provisions of this Section, each Debenture delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Debenture shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Debenture.

         In the case of any Debenture which is converted after any Regular Record Date and on or prior to the next succeeding Interest Payment Date

(other than any Debenture whose Maturity is prior to such Interest Payment
Date), interest whose Stated Maturity is on such Interest Payment Date shall be payable on such Interest Payment Date notwithstanding such conversion, and such interest (whether or not punctually paid or duly provided for) shall be paid to the Person in whose name that Debenture (or one or more Predecessor Debentures) is registered at the close of business on such Regular Record Date.

SECTION 308.  Persons Deemed Owners.

         Prior to due presentment of a Debenture for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Debenture is registered as the owner of such Debenture for the purpose of receiving payment of principal of (and premium, if any) and (subject to Section 307) interest on such Debenture, for the purpose of the conversion thereof and for all other purposes whatsoever, whether or not such Debenture be overdue, and neither the Company, the Trustee, nor any agent Of the Company, or the Trustee shall be affected by notice to the contrary.

SECTION 309.  Cancellation.

         All Debentures surrendered for payment, redemption, exchange, registration of transfer or conversion or for credit against any sinking fund payment pursuant to Section 1202 shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Debentures previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Debentures so delivered shall be promptly cancelled by the Trustee. No Debentures shall be authenticated in lieu of or in exchange for any Debentures cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Debentures held by the Trustee shall be destroyed and certification of their destruction delivered to [he Company unless by a Company Order the Company shall direct that canceled Debentures be returned to it.

SECTION 310.  Computation of Interest.

         Interest on the Debentures shall be computed on the basis of a 360-day year consisting of twelve 30-day months.


                                  ARTICLE FOUR

                           SATISFACTION AND DISCHARGE

SECTION 401.  Satisfaction and Discharge of Indenture.

         This Indenture shall cease to be of further effect (except as to any surviving rights of conversion of Debentures herein expressly provided for), and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

                 (1)      either

                          (A) all Debentures theretofore authenticated and delivered (other than (i) Debentures which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 306 and (ii) Debentures for whose payment money has theretofore been deposited in Trust or segregated and held in trust by the Company and thereafter repaid to the Company or Discharged from such trust, as provided in Section 1003) have been delivered to the Trustee for cancellation or

                          (B) all such Debentures not theretofore delivered to the Trustee for cancellation.

                                  (i)      have become due and payable, or

                                  (ii) will become due and payable at their Stated Maturity within one year, or

                                  (iii)    are to be called for redemption
                          within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (i), (ii) or (iii) above, has deposited or caused to be deposited with the Trustee as trust funds (which shall be immediately due and payable) in trust for the purpose an amount sufficient to pay and discharge the entire indebtedness on such Debentures not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest to the date of such deposit (in the case of Debentures which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

                 (2) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

                 (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 607 and the obligations of the Trustee to any Authenticating Agent under Section 614 shall survive.


SECTION 402.  Application of Trust Money.

         All money deposited with the Trustee pursuant to Section 401 shall be held in trust and applied by it, in accordance with the provisions of the Debentures and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law. All moneys deposited with the Trustee pursuant to Section 401 (and held by it or any Paying Agent) for the payment of Debentures subsequently converted shall be returned to the Company upon Company Request.

                                  ARTICLE FIVE

                                    REMEDIES
SECTION 501.  Events of Default.

         "Event of Default", wherever used herein, means any one of the Following events (whatever the reason for such Event of Default and whether it shall be occasioned by the provisions of Article Fourteen or be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                 (1) default in the payment of any interest upon any Debenture when it becomes due and payable, and continuance of such default for a period of 30 days; or

                 (2) default in the payment of the principal of (or premium, if any, on) any Debenture at its Maturity; or

                 (3) default in the deposit of any sinking fund payment, when and as due by the terms of Article Twelve; or

                 (4) default in the performance, or breach, of any covenant or warranty of the Company in this Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 10% in principal amount of the Outstanding Debentures a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder, or

                 (5) one or more defaults under any bond, debenture, note or other evidence of indebtedness for money borrowed by the Company or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company, whether such indebtedness now exists or shall hereafter be created, which default or defaults shall have resulted in indebtedness, aggregating $1,000,000 or more, becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such acceleration having been rescinded or annulled, or such indebtedness having been discharged, within a period of 10 days after there shall have been given, by registered or certified mail to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 10% in principal amount of the Outstanding Debentures a written notice specifying such default and requiring the Company to cause such acceleration to be rescinded or annulled or cause such indebtedness to be discharged and stating that such notice is a "Notice of Default" hereunder, provided, however, that, subject to the provisions of Sections 601 and 602, the Trustee shall not be deemed to have knowledge of such default unless either (A) a Responsible Officer of the Trustee assigned to its Corporate Trust Department shall have actual knowledge of such default or (B) the Trustee shall have received written notice thereof from the Company, from any Holder, from the holder of any such indebtedness or from the trustee under any such mortgage, indenture or other instruments; or

                 (6) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or
         (B) a decree or order adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 90 consecutive days; or

                 (7) the commencement by the Company of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action.

SECTION 502.  Acceleration of Maturity; Rescission and Annulment.

         If an Event of Default occurs and is continuing then and in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Debentures may declare the principal of all the Debentures to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal, plus interest, if any, accrued on such Debentures to the date of such declaration, shall become immediately due and payable. Upon payment (i) of (A) such aggregate principal amount and (B) interest and (ii) of interest on any overdue principal and overdue interest (in each case to the extent that the payment of such interest shall be legally enforceable), all of the Company's obligations in respect of the payment of the principal of (and premium, if any) and interest on the Debentures shall terminate.

         At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the Outstanding Debentures, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if

                 (1) the Company has paid or deposited with the Trustee a sum sufficient to pay

                          (A) all overdue installments of interest on all Debentures.

                          (B) the principal of (and premium, if any, on) any Debentures which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Debentures,

                          (C) to the extent that payment of such interest is lawful, interest upon overdue installments of interest at the rate borne by the Debentures, and

                          (D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel;

         and

                 (2) all Events of Default, other than the non-payment of the principal of Debentures which have become due solely by such declaration of acceleration, have been cured or waived as provided in
         Section 513.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

SECTION 503.  Collection of Indebtedness and Suits for Enforcement by Trustee.

         The Company covenants that if

                 (1) default is made in the payment of any installment of interest on any Debenture when such interest becomes due and payable and such default continues for a period of 30 days,

                 (2) default is made in the payment of the principal of (or premium, if any, on) any Debenture at the Maturity thereof, or

                 (3) default is made in the deposit of any sinking fund payment when and as due by the terms of Article Twelve,

the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Debentures, the whole amount then due and payable on such Debentures for principal (and premium, if any) and interest, with interest upon the overdue principal (and premium, if any) and, to the extent that payment of such interest shall be legally enforceable, upon overdue installments of interest, at the rate borne by the Debentures; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

         If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Debentures and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Debentures, wherever situated.

         If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

SECTION 504.  Trustee May File Proofs of Claim.

          In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Debentures or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Debentures shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise.

                 (i) to file and prove a claim for the whole amount of principal (and premium, if any) and interest owing and unpaid in respect of the Debentures and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

                 (ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 607.

         Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Debentures or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 505. Trustee May Enforce Claims Without Possession of Debentures.

         All rights of action and claims under this Indenture or the Debentures may be prosecuted and enforced by the Trustee without the possession of any of the Debentures or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Debentures in respect of which such judgment has been recovered.

SECTION 506.  Application of Money Collected.

         Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Debentures and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

                 FIRST:   To the payment of all amounts due the Trustee under
         Sections 607;

                 SECOND: Subject to Article 14, to the payment of the amounts then due and unpaid for principal of (and premium, if any) and interest on the Debentures in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Debentures for principal (and premium, if any) and interest, respectively; and

                 THIRD:   Subject to Article 14, the remainder, if any, to the
         Company, its successors or assigns, or to whomsoever may be lawfully entitled to receive such remainder or as a court of competent jurisdiction shall direct.

SECTION 507.  Limitation on Suits.

         No Holder of any Debenture shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

                 (1) such Holder has previously given written notice to the Trustee of a continuing Event of Default:

                 (2) the Holders of not less than 25% in principal amount of the Outstanding Debentures shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

                 (3) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

                 (4) the Trustee for 60 days after its receipt of such notice, request and offer, of indemnity has failed to institute any such proceeding; and

                 (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Debentures;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

SECTION 508. Unconditional Right of Holders to Receive Principal, Premium and Interest and to Convert.

         Notwithstanding any other provision in this Indenture, the Holder of any Debenture shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and (subject to Section 307) interest on such Debenture on the respective Stated Maturities expressed in such Debenture (or, in the case of redemption, on the Redemption
Date) and to convert such Debenture in accordance with Article Thirteen and to institute suit for the enforcement of any such payment and right to exchange, and such rights shall nor be impaired without the consent of such Holder.

SECTION 509.  Restoration of Rights and Remedies.

         If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

SECTION 510.  Rights and Remedies Cumulative.

         No right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 511.  Delay or Omission Not Waiver.

         No delay or omission of the Trustee or of any Holder of any Debenture to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

         SECTION 512.  Control by Holders.

         The Holders of a majority in principal amount of the Outstanding Debentures shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, provided that

                 (1) such direction shall not be in conflict with any rule of law or with this Indenture, and

                 (2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and

                 (3) the Trustee shall have the right to decline to follow such direction if the Trustee in good faith shall determine that such would be prejudicial to the Holders not joining in such direction or would involve the Trustee in personal liability.

SECTION 513.  Waiver of Past Defaults.

         The Holders of not less than a majority in principal amount of the Outstanding Debentures may on behalf of the Holders of all the Debentures waive any past default hereunder and its consequences, except a default

                 (1) in the payment of the principal of (or premium, if any) or interest on any Debenture, or

                 (2) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Debenture affected.

         Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

SECTION 514.  Undertaking for Costs.

         All parties to this Indenture agree, and each Holder of any Debenture by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Debentures, or to any suit instituted by any Holder for the enforcement of the payment of the principal of (or premium, if any) or interest on any Debenture on or after the respective Stated Maturities expressed in such Debenture (or, in, the case of redemption, on or after the Redemption Date) or for the enforcement of the right to convert any Debenture in accordance with Article Thirteen.

SECTION 515.  Waiver of Stay or Extension Laws.

         The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter la force, which may affect the covenants or the performance of this Indenture, and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                  ARTICLE SIX

                                  THE TRUSTEE

SECTION 601.  Certain Duties and Responsibilities.

         (a)     Except during the continuance of an Event of Default,

                 (1) The Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                 (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture: but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

         (b) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

         (c) No provision of this Indenture shall be construed to relieve The Trustee from liability for its own negligent action, its own negligent failure to act, or its own wilful misconduct, except that

                 (1) this Subsection shall not be construed to limit the effect of Subsection (a) of this Section,

                 (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

                 (3) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the

         Outstanding Debentures relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; and

                 (4) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

         (d) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting, the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

SECTION 602.  Notice of Defaults.

         Within 90 days after the occurrence of any default hereunder, the Trustee shall transmit by mail to all Holders, as their names and addresses appear in the Debenture Register, notice of such default hereunder known to the Trustee, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any) or interest on any Debenture or in the payment of any sinking fund installment, the Trustee shall be protected in withholding such notice if and so long, as the board of directors, the executive committee or a trust committee of directors or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the Holders; and provided, further, that in the case of any default of the character specified in Section 501(4), no such notice to Holders shall be given until at least 30 days after the occurrence thereof. For the purpose of this Section, the term "default" means any event which is, or after notice or lapse of time or both would become, an Event of Default.

SECTION 603.  Certain Rights of Trustee.

         Except as otherwise provided in Section 601:

                 (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                 (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

                 (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

                 (d) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

                 (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

                 (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note or other paper or document but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney; and

                 (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

SECTION 604.  Not Responsible for Recitals or Issuance of Debentures.

         The recitals contained herein and in the Debentures, except the Trustee's certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Debentures. The Trustee shall not be accountable for the use or application by the Company of Debentures or the proceeds thereof.

SECTION 605.  May Hold Debentures.

         The Trustee, any Authenticating Agent, any Paying Agent, any Debenture Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Debentures and, subject to Sections 608 and 613, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Debenture Registrar or such other agent.

SECTION 606.  Money Held in Trust.

         Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.

SECTION 607.  Compensation and Reimbursement.

         The Company agrees

                 (1) to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

                 (2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

                 (3) to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

         The obligations of the Company under this Section shall not be subordinated to the payment of Senior Indebtedness pursuant to Article 14. As security for the performance of those obligations the Trustee shall have a lien prior to the Debentures upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (and premium, if any) or interest on particular Debentures.

SECTION 608.  Disqualification; Conflicting Interests.

         (a) If the Trustee has or shall acquire any conflicting interest, as defined in this Section, it shall, within 90 days after ascertaining that it has such conflicting interest, either eliminate such conflicting interest or resign in the manner and with the effect hereinafter specified in this Article.

         (b) In the event that the Trustee shall fail to comply with the provisions of Subsection (a) of this Section, the Trustee shall, within 10 days after the expiration of such 90-day period, transmit by mail to all Holders, as their names and addresses appear in the Debenture Register, notice of such failure.

         (c) For the purposes of this Section, the Trustee shall be deemed to have a conflicting interest if

                 (1) the Trustee is trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the Company are outstanding, unless such other indenture is a collateral trust indenture under which the only collateral consists of Debentures issued under this Indenture, provided that there shall be excluded from the operation of this paragraph any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding, if

                          (i) this Indenture and such other indenture or indentures are wholly unsecured and such other indenture or indentures are hereafter qualified under the Trust Indenture Act, unless the Commission shall have found and declared by order pursuant to Section 305(b) or Section 307(c) of the Trust Indenture Act that differences exist between the provisions of this Indenture and the provisions of such other indenture or indentures which are so likely to involve a material conflict of interest as to make it necessary in the public interest or for the protection of investors to disqualify the Trustee from acting as such under this Indenture and such other indenture or indentures, or

                          (ii) the Company shall have sustained the burden of proving, on application to the Commission and after opportunity for hearing thereon, that trusteeship under this Indenture and such other indenture or indentures is not so likely to involve a material conflict of interest as to make it necessary in the public interest or for the protection of investors to disqualify the Trustee from acting as such under one of such indentures:

                 (2) the Trustee or any of its directors or executive officers is an obligor upon the Debentures or an underwriter for the Company;

                 (3) the Trustee directly or indirectly controls or is directly or indirectly controlled by or is under direct or indirect common control with the Company or an underwriter for the Company;

                 (4) the Trustee or any of its directors or executive officers is a director, officer, partner, employee, appointee or representative of the Company, or of an underwriter (other than the Trustee itself) for the Company who is currently engaged in the business of underwriting, except that (i) one individual may be a director or an executive officer, or both, of the Trustee and a director or an executive officer, or both, of the Company but may not be at the same time an executive officer of both the Trustee and the Company; (ii) if and so long as the number of directors of the Trustee in office is more than nine, one additional individual may be a director or an executive officer, or both, of the Trustee and a director of the Company; and (iii) the Trustee may be designated by the Company or by any underwriter for the Company to act in the capacity of transfer agent, registrar, custodian, paying agent, fiscal agent, escrow agent or depositary, or in any other similar capacity, or, subject to the provisions of paragraph (1) of this Subsection, to act as trustee, whether under an indenture or otherwise;

                 (5) 10% or more of the voting securities of the Trustee is beneficially owned either by the Company or by any director, partner or executive officer thereof, or 20% or more of such voting securities is beneficially owned, collectively, by any two or more of such persons; or 10% or more of the voting securities of the Trustee is beneficially owned either by an underwriter for the Company or by any director, partner or executive officer thereof, or is beneficially owned, collectively, by any two or more such persons;

                 (6) the Trustee is the beneficial owner of, or holds as collateral security for an obligation which is in default (as hereinafter in this Subsection defined), (i) 5% or more of the voting securities, or 10% or more of any other class of security, of the Company not including the Debentures issued under this Indenture and securities issued under any other indenture under which the Trustee is also trustee, or (ii) 10% or more of any class of security of an underwriter for the Company;

                 (7) the Trustee is the beneficial owner of, or holds as collateral security for an obligation which is in default (as hereinafter in this Subsection defined), 5% or more of the voting securities of any person who, to the knowledge of the Trustee, owns 10% or more of the voting securities of, or controls directly or indirectly or is under direct or indirect common control with, the Company;

                 (8) the Trustee is the beneficial owner of, or holds as collateral security for an obligation which is in default (as hereinafter in this Subsection defined), 10% or more of any class of security of any person who, to the knowledge of the Trustee, owns 50% or more of the voting securities of the Company; or

                 (9) the Trustee owns, on May 15 in any calendar year, in the capacity of executor, administrator, testamentary or inter vivos trustee, guardian, committee or conservator, or in any other similar capacity, an aggregate of 25% or more of the voting securities, or of any class of security, of any person, the beneficial, ownership of a specified percentage of which would have constituted a conflicting interest under paragraph (6), (7) or (8) of this Subsection. As to any such securities of which the Trustee acquired ownership through becoming executor, administrator or testamentary trustee of an estate which included them, the provisions of the preceding sentence shall not apply, for a period of two years from the date of such acquisition, to the extent that such securities included in such estate do not exceed 25% of such voting securities or 25% of any such class of security. Promptly after May 15 in each calendar year, the Trustee shall make a check of its holdings of such securities in any of the above-mentioned capacities as of such May 15. If the Company fails to make payment in full of the principal of (or premium, if any) or interest on any of the Debentures when and as the same becomes due and payable, and such failure continues for 30 days thereafter, the Trustee shall make a prompt check of its holdings of such securities in any of the above-mentioned capacities as of the date of the expiration of such 30-day period, and after such date, notwithstanding the foregoing provisions of this paragraph, all such securities so held by the Trustee, with sole or joint control over such securities vested in it, shall, but only so long as such failure shall continue, be considered as though beneficially owned by the Trustee for the purposes of paragraphs (6), (7) and (8) of this Subsection.

         The specification of percentages in paragraphs (5) to (9), inclusive, of this Subsection shall not be construed as indicating that the ownership of such percentages of the securities of a person is or is not necessary or sufficient to constitute direct or indirect control for the purposes of paragraph (3) or (7) of this Subsection.

         For the purposes of paragraphs (6), (7), (8) and (9) of this Subsection only, (i) the terms "security" and "securities" shall include only such securities as are generally known as corporate securities, but shall not include any note or other evidence of indebtedness issued to evidence an obligation to repay moneys lent to a person by one or more banks, trust companies or banking firms, or any certificate of interest or participation in any such note or evidence of indebtedness; (ii) an obligation shall be deemed to be "in default" when a default in payment of principal shall have continued for 30 days or more and shall not have been cured; and (iii) the Trustee shall not be deemed to be the owner or holder of (A) any security which it holds as collateral security, as trustee or otherwise, for an obligation which is not in default as defined in clause (ii) above, or (B) any security which it holds as collateral security under this Indenture, irrespective of any default hereunder, or (C) any security which it holds as agent for collection, or as custodian, escrow agent or depositary, or in any similar representative capacity.

         (d)     For the purposes of this Section:

                 (1) The term "underwriter", when used with reference to the Company, means every person who, within three years prior to the time as of which the determination is made, has purchased from the Company with a view to, or has offered or sold for the Company in connection with, the distribution of any security of the Company outstanding at such time, or has participated or has had a direct or indirect participation in any such undertaking, or has participated or has had a participation in the direct or indirect underwriting of any such undertaking, but such term shall not include a person whose interest was limited to a commission from an underwriter or dealer not in excess of the usual and customary distributors' or sellers' commission.

                 (2) The term "director" means any director of a corporation or any individual performing similar functions with respect to any organization, whether incorporated or unincorporated.

                 (3) The term "person" means an individual, a corporation, a partnership, an association, a joint-stock company, a trust, an unincorporated organization or a government or political subdivision thereof. As used in this paragraph, the term "trust" shall include only a trust where the interest or interests of the beneficiary or beneficiaries are evidenced by a security.

                 (4) The term "voting security" means any security presently entitling the owner or holder thereof to vote in the direction or management of the affairs of a person, or any security issued under or pursuant to any trust agreement or arrangement whereby a trustee or trustees or agent or agents for the owner or holder of such security are presently entitled to vote in the direction or management of the affairs of a person.

                 (5) The term "Company" means any obligor upon the Debentures.

                 (6) The term "executive officer" means the president, every vice president, every trust officer, the cashier, the secretary and the treasurer of a corporation, and any individual customarily performing similar functions with respect to any organization whether incorporated or unincorporated, but shall not include the chairman of the board of directors.

         (e) The percentages of voting securities and other securities specified in this Section shall be calculated in accordance with the following provisions:

                 (1) A specified percentage of the voting securities of the Trustee, the Company or any other person referred to in this Section (each of whom is referred to as a "person" in this paragraph) means such amount of the outstanding voting securities of such person as entitles the holder or holders thereof to cast such specified percentage of the aggregate votes which the holders of all the outstanding voting securities of such person are entitled to cast in the direction or management of the affairs of such person.

                 (2) A specified percentage of a class of securities of a person means such percentage of the aggregate amount of securities of the class outstanding.

                 (3) The term "amount", when used in regard to securities, means the principal amount if relating to evidences of indebtedness, the number of shares if relating to capital shares and the number of units i relating to any other kind of security.

                 (4) The term "outstanding" means issued and not held by or for the account of the issuer. The following securities shall not be deemed outstanding within the meaning of this definition:

                          (i) securities of an issuer held in a sinking fund relating to securities of the issuer of the same class;

                          (ii) securities of an issuer held in a sinking fund relating to another class of securities of the issuer, if the obligation evidenced by such other class of securities is not in default as to principal or interest or otherwise;

                          (iii) securities pledged by the issuer thereof as security for an obligation of the issuer not in default as to principal or interest or otherwise; and

                          (iv) securities held in escrow if placed in escrow by the issuer thereof;

         provided, however, that any voting securities of an issuer shall be deemed outstanding if any person other than the issuer is entitled to exercise the voting rights thereof.

                 (5) A security shall be deemed to be of the same class as another security if both securities confer upon the holder or holders thereof substantially the same rights and privileges; provided, however, that, in the case of secured evidences of indebtedness, all of which are issued under a single indenture, differences in the interest rates or maturity dates of various series thereof shall not be deemed sufficient to constitute such series different classes and provided, further, that, in the case of unsecured evidences of indebtedness, differences in the interest rates or maturity dates thereof shall not be deemed sufficient to constitute them securities of different classes, whether or not they are issued under a single indenture.

SECTION 609.  Corporate Trustee Required; Eligibility.

         There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $25,000,000 and subject to supervision or examination by Federal, State or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

SECTION 610.  Resignation and Removal; Appointment of Successor.

         (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 611.

         (b) The Trustee may resign at any time by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         (c) The Trustee may be removed at any time by Act of the Holders of a majority in principal amount of the Outstanding Debentures, delivered to the Trustee and to the Company.

         (d)     If at any time:

                 (1) the Trustee shall fail to comply with Section 608(a) after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Debenture for at least six months, or

                 (2) the Trustee shall cease to be eligible under Section 609 and shall fail to resign after written request therefor by the Company or by any such Holder, or

                 (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation.

then, in any such case, (i) the Company by a Board Resolution may remove the Trustee, or (ii) subject to Section 514, any Holder who has been a bona fide Holder of a Debenture for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee.
If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Debentures delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appoint-ment, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Debenture for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

         (f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee by mailing written notice of such event by first-class mail postage prepaid, to all Holders as their names and addresses appear in the Debenture Register. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

SECTION 611.  Acceptance of Appointment by Successor.

         Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder, subject nevertheless to its lien, if any, provided for in Section 607. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

         No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

SECTION 612.  Merger, Conversion, Consolidation or Succession to Business.

         Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Debentures shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Debentures so authenticated with the same effect as if such successor Trustee had itself authenticated such Debentures.

SECTION 613.  Preferential Collection of Claims Against Company.

         (a) Subject to Subsection (b) of this Section, if the Trustee shall be or shall become a creditor, directly or indirectly, secured or unsecured, of the Company within four months prior to a default, as defined in Subsection (c) of this Section, or subsequent to such a default, then, unless and until such default shall be cured, the Trustee shall set apart and hold in a special account for the benefit of the Trustee individually, the Holders of the Debentures and the holders of other indenture securities, as defined in Subsection (c) of this Section:

                 (1) an amount equal to any and all reductions in the amount due and owing upon any claim as such creditor in respect of principal or interest, effected after the beginning of such four months' period and valid as against the Company and its other creditors, except any such reduction resulting from the receipt or disposition of any property described in paragraph (2) of this Subsection, or from the exercise of any right of set-off which the Trustee could have exercised if a petition in bankruptcy had been filed by or against the Company upon the date of such default; and

                 (2) all property received by the Trustee in respect of any claims as such creditor, either as security therefor, or in satisfaction or composition thereof, or otherwise, after the beginning of such four months' period, or an amount equal to the proceeds of any such property, if disposed of, subject, however, to the rights, if any, of the Company and its other creditors in such property or such proceeds.

Nothing herein contained, however, shall affect the right of the Trustee:

                 (A) to retain for its own account (i) payments made on account of any such claim by any Person (other than the Company) who is liable thereon, and (ii) the proceeds of the bona fide sale of any such claim by the Trustee to a third Person, and (iii) distributions made in cash, securities or other property in respect of claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to the Federal Bankruptcy Code or applicable State law;

                 (B) to realize, for its own account, upon any property held by it as security for any such claim, if such property was so held prior to the beginning of such four months' period;

                 (C) to realize, for its own account, but only to the extent of the claim hereinafter mentioned, upon any property held by it as security for any such claim, if such claim was created after the beginning of such four months' period and such property was received as security therefor simultaneously with the creation thereof, and if the Trustee shall sustain the burden of proving that at the time such property was so received the Trustee had no reasonable cause to believe that a default, as defined in Subsection (c) of this Section, would occur within four months; or

                 (D) to receive payment on any claim referred to in paragraph (B) or (C), against the release of any property held as security for such claim as provided in paragraph (B) or (C), as the case may be, to the extent of the fair value of such property.

         For the purposes of paragraphs (B), (C) and (D), property substituted after the beginning of such four months' period for property held as security at the time of such substitution shall, to the extent of the fair value of the property released, have the same status as the property released, and, to the extent that any claim referred to in any of such paragraphs is created in renewal of or in substitution for or for the purpose of repaying or refunding any pre-existing claim of the Trustee as such creditor, such claim shall have the same status as such pre-existing claim.

         If the Trustee shall be required to account, the funds and property held in such special account and the proceeds thereof shall be apportioned among the Trustee, the Holders and the holders of other indenture securities in such manner that the Trustee, the Holders and the holders of other indenture securities realize, as a result of payments from such special account and payments of dividends on claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to the Federal Bankruptcy Act or applicable State law, the same percentage of their respective claims, figured before crediting to the claim of the Trustee anything on account of the receipt by it from the Company of the funds and property in such special account and before crediting to the respective claims of the Trustee and the Holders and the holders of other indenture securities dividends on claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to the Federal Bankruptcy Code or applicable State law, but after crediting thereon receipts on account of the indebtedness represented by their respective claims from all sources other than from such dividends and from the funds and property so held in such special account. As used in this paragraph, with respect to any claim, the term "dividends" shall include any distribution with respect to such claim, in bankruptcy or receivership or proceedings for reorganization pursuant to the Federal Bankruptcy Code or applicable State law, whether such distribution is made in cash, securities or other property, but shall not include any such distribution with respect to the secured portion, if any, of such claim. The court in which such bankruptcy, receivership or proceedings for reorganization is pending shall have jurisdiction (i) to apportion among the Trustee, the Holders and the holders of other indenture securities, in accordance with the provisions of this paragraph, the funds and property held in such special account and proceeds thereof, or (ii) in lieu of such apportionment, in whole or in part, to give to the provisions of this paragraph due consideration in determining the fairness of the distributions to be made to the Trustee and the Holders and the holders of other indenture securities with respect to their respective claims, in which event it shall not be necessary to liquidate or to appraise the value of any securities or other property held in such special account or as security for any such claim, or to make a specific allocation of such distributions as between the secured and unsecured portions of such claims, or otherwise to apply the provisions of this paragraph as a mathematical formula.

         Any Trustee which has resigned or been removed after the beginning of such four months' period shall be subject to the provisions of this Subsection as though such resignation or removal had not occurred. If any Trustee has resigned or been removed prior to the beginning of such four months' period, it shall be subject to the provisions of this Subsection if and only if the following conditions exist:

                 (i) the receipt of property or reduction of claim, which would have given rise to the obligation to account, if such Trustee had continued as Trustee, occurred after the beginning of such four months' period: and

                 (ii) such receipt of property or reduction of claim occurred within four months after such resignation or removal.

         (b) There shall be excluded from the operation of Subsection (a) of this Section a creditor relationship arising from:

                 (1) the ownership or acquisition of securities issued under any indenture, or any security or securities having a maturity of one year or more at the time of acquisition by the Trustee,

                 (2) advances authorized by a receivership or bankruptcy court of competent jurisdiction or by this Indenture, for the purpose of preserving any property which shall at any time be subject to the lien of this Indenture or of discharging tax liens or other prior liens or encumbrances thereon, if notice of such advances and of the circumstances surrounding the making thereof is given to the Holders at the time and in the manner provided in this Indenture;

                 (3) disbursements made in the ordinary course of business in the capacity of trustee under an indenture, transfer agent, registrar, custodian, paying agent, fiscal agent or depositary, or other similar capacity;

                 (4) an indebtedness created as a result of services rendered or premises rented, or an indebtedness created as a result of goods or securities sold in a cash transaction, as defined in Subsection (c) of this Section;

                 (5) the ownership of stock or of other securities of a corporation organized under the provisions of Section 25(a) of the Federal Reserve

         Act, as amended which is directly or indirectly a creditor of the Company; or

                 (6) the acquisition, ownership, acceptance or negotiation of any drafts, bills of exchange, acceptances or obligations which fall within the classification of self-liquidating paper, as defined in Subsection (c) of this Section.

         (c)     For the purposes of this Section only:

                 (1) the term "default" means any failure to make payment in full of the principal of or interest on any of the Debentures or upon the other indenture securities when and as such principal or interest becomes due and payable;

                 (2) the term "other indenture securities" means securities upon which the Company is an obligor outstanding under any other indenture (i) under which the Trustee is also trustee, (ii) which contains provisions substantially similar to the provisions of this Section, and (iii) under which a default exists at the time of the apportionment of the funds and property held in such special account;

                 (3) the term "cash transaction" means any transaction in which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand;

                 (4) the term "self-liquidating paper" means any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred by the Company for the purpose of financing the purchase, processing, manufacturing, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided the security is received by the Trustee simultaneously with the creation of the creditor relationship with the Company arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation;

                 (5) the term "Company" means any obligor upon the Debentures; and

                 (6) the term "Federal Bankruptcy Code" means Title 11 of the United States Code as amended from time to time.

SECTION 614.  Appointment of Authenticating Agent.

         At any time when any of the Debentures remain Outstanding the Trustee may appoint an Authenticating Agent or Agents which shall be authorized to act on behalf of the Trustee to authenticate Debentures issued upon exchange, except for authentication upon original issue pursuant to Section 303 and in connection with lost, stolen or destroyed Debentures pursuant to Section 306, registration of transfer or partial redemption or exchange thereof. Debentures so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Debentures by the Trustee or the Trustee's certificate of authentication such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $25,000,000 and subject to supervision or examination by Federal, State or District of Columbia authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

         Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

         An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall mail written notice of such appointment by first-class mail, postage prepaid, to all Holders as their names and addresses appear in the Debenture Register in accordance with Section
106. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent herein. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

         The Trustee agrees

                 (1) to pay to each Authenticating Agent from time to time reasonable compensation for all services rendered by it hereunder;

                 (2) except as otherwise expressly provided herein, to reimburse the Authenticating Agent upon its request for all reasonable expenses, disbursements and advances incurred or made by the Authenticating Agent in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

                 (3) to indemnify the Authenticating Agent for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

         Such payments by the Trustee shall be reimbursable expenses, Subject to the provisions of Section 607.

         If an appointment is made pursuant to this Section, the Debentures may have endorsed thereon, in addition to the Trustee's certificate of authentication, an alternate certificate of authentication in the following form:

         This is one of the Debentures described in the within-mentioned Indenture.


                                                -------------------------------
                                                           As Trustee

                                                By
                                                  -----------------------------
                                                     As Authenticating Agent


                                                By
                                                  -----------------------------
                                                        Authorized Officer



                                 ARTICLE SEVEN

               HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY

SECTION 701.  Company to Furnish Trustee Names and Addresses of Holders.

         The Company will furnish or cause to be furnished to the Trustee

                 (a) semi-annually, not more than 15 days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date, and

                 (b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

provided no such list need be furnished if the Trustee shall be the Debenture Registrar.

SECTION 702.  Preservation of Information; Communications to Holders.

         (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 701 and the names and addresses of Holders received by the Trustee in its capacity as Debenture Registrar. The Trustee may destroy any list furnished to it as provided in Section 701 upon receipt of a new list so furnished.

         (b) If three or more Holders (herein referred to as "applicants") apply in writing to the Trustee, and furnish to the Trustee reasonable proof that each such applicant has owned a Debenture for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other Holders with respect to their rights under this Indenture or under the Debentures and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application, at its election, either

                 (i) afford such applicants access to the information preserved at the time by the Trustee in accordance with Section 702(a), or

                 (ii) inform such applicants as to the approximate number of Holders whose names and addresses appear in the information preserved at the time by the Trustee in accordance with Section 702(a), and as to the approximate cost of mailing to such Holders the form of proxy or other communication, if any, specified in such application.

         If the Trustee shall elect not to afford such applicants access to such information the Trustee shall, upon the written request of such applicants, mail to each Holder whose name and address appear in the information preserved at the time by the Trustee in accordance with Section 702(a) a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of mailing, unless within five days after such tender the Trustee shall mail to such applicants and file with the Commission, together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interest of the Holders or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. If the Commission, after opportunity for a hearing upon the objections specified in the written statement so filed, shall enter an order refusing to sustain any of such objections or if, after the entry of an order sustaining one or more of such objections, the Commission shall find, after notice and opportunity for hearing, that all the objections so sustained have been met and shall enter an order so declaring, the Trustee shall mail copies of such material to all such Holders with reasonable promptness after the entry of such order and the renewal of such tender, otherwise the Trustee shall be relieved of any obligation or duty to such applicants respecting their application.

         (c) Every Holder of Debentures, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with Section 702(b), regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under
Section 702(b).

SECTION 703.  Reports by Trustee.

         (a) Within 60 days after May 15 of each year commencing with the year 1986, the Trustee shall transmit by mail to all Holders, as their names and addresses appear in the Debenture Register, a brief report dated as of such May 1 with respect to:

                 (1) its eligibility under Section 609 and its qualifications under Section 608, or in lieu thereof, if to the best of its knowledge it has continued to be eligible and qualified under said Sections, a written statement to such effect;

                 (2) the character and amount of any advances (and if the Trustee elects so to state, the circumstances surrounding the making thereof) made by the Trustee (as such) which remain unpaid on the date of such report, and for the reimbursement of which it claims or may claim a lien or charge, prior to that of the Debentures, on any property or funds held or collected by it as Trustee, except that the Trustee shall not be required (but may elect) to report such advances if such advances so remaining unpaid aggregate not more than 1/2 of 1% of the principal amount of the Debentures Outstanding on the date of such report;

                 (3) the amount, interest rate and maturity date of all other indebtedness owing by the Company (or by any other obligor on the Debentures) to the Trustee in its individual capacity, on the date of such report, with a brief description of any property held as collateral security therefor, except an indebtedness based upon a creditor relationship arising any manner described in Section 613(b)(2), (3), (4) or (6);

                 (4) the property and funds, if any, physically in the possession of the Trustee as such on the date of such report;

                 (5) any additional issue of Debentures which the Trustee has not previously reported; and

                 (6) any action taken by the Trustee in the performance of its duties hereunder which it has not previously reported and which in its opinion materially affects the Debentures, except action in respect of a default, notice of which has been or is to be withheld by the Trustee in accordance with Section 602.

         (b) The Trustee shall transmit by mail to all Holders, as their names and addresses appear in the Debenture Register, a brief report with respect to the character and amount of any advances (and if the Trustee elects so to state, the circumstances surrounding the making thereof) made by the Trustee (as such) since the date of the last report transmitted pursuant to Subsection (a) of this Section (or if no such report has yet been so transmitted, since the date of execution of this instrument for the reimbursement of which it claims or may claim a lien or charge, prior to that of the Debentures, on property or funds held or collected by it as Trustee and which it has not previously reported pursuant to this Subsection, except that the Trustee shall not be required (but may elect) to report such advances if such advances remaining unpaid at any time aggregate 10% or less of the principal amount of the Debentures Outstanding at such time, such report to be transmitted within 90 days after such time.

         (c) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which the Debentures are listed, with the Commission and with the Company. The Company, will notify the Trustee when the Debentures are listed on any stock exchange.

         (d) Notwithstanding paragraphs (a)-(c) of this Section, if subsequent to the date hereof, Section 313 of the Trust Indenture Act is amended to eliminate the requirement of such report, no such report need be mailed or filed.

SECTION 704.  Reports by Company.

         The Company shall:

                 (1) file with the Trustee, within 15 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to
         Section 13 or Section 15(d) of the Securities Exchange Act of 1934, or, if the Company is not required to file information, documents or reports pursuant to either of said Sections, then it shall file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information documents and reports which may be required pursuant to Section 13 of the Securities Exchange Act of 1934 in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

                 (2) file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

                 (3) transmit by mail to all Holders, as their names and addresses appear in the Debenture Register, within 30 days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by the Company pursuant to paragraphs (1) and (2) of this Section as may be required by rules and regulations prescribed from time to time by the Commission.

                                 ARTICLE EIGHT

              CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

SECTION 801.  Company May Consolidate, Etc., Only on Certain Terms.

         The Company shall not consolidate with or merge into any other corporation or convey, transfer or lease its properties and assets substantially as an entirety to any Person, unless:

                 (1) the corporation formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or, transfer, or which leases, the properties and assets of the Company substantially as an entirety shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of (and premium, if any) and interest on all the Debentures and the performance of every covenant of this Indenture on the part of the Company to be performed or observed and shall have provided for conversion rights in accordance with Section 1311;

                 (2) immediately after giving effect to such transaction and creating any indebtedness which becomes an obligation of the Company or a Subsidiary as a result of such transaction as having been by the Company or such Subsidiary at the time of such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and

                 (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

SECTION 802.  Successor Corporation Substituted.

         Upon any consolidation or merger or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety to any Person in accordance with Section 801, the successor corporation formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor corporation had been named as the Company herein, and thereafter, except in the case of a lease to another Person, the predecessor corporation shall be relieved of all obligations and covenants under this Indenture and the Debentures.

                                  ARTICLE NINE

                            SUPPLEMENTAL INDENTURES

SECTION 901.  Supplemental Indentures Without Consent of Holders.

         Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

                 (1) to evidence the succession of another corporation to the Company and the assumption by any such successor of the covenants of the Company herein and in the Debentures; or

                 (2) to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company; or

                 (3)      to comply with the requirements of Section 1311; or

                 (4) to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture which shall not be inconsistent with the provisions of this Indenture, provided such other provisions shall not adversely affect the interests of the Holders in any material respect.

SECTION 902.  Supplemental Indentures with Consent of Holders.

         With the consent of the Holders of not less than 66 2/3% in principal amount of the Outstanding Debentures, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture; provided, however, that no such supplemental indenture shall without the consent of the Holder of each Outstanding Debenture affected thereby,

                 (1) change the Stated Maturity of the principal of, or any installment of interest on, any Debenture, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the place of payment where, or the coin or currency in which, any Debenture or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption
         Date), or adversely affect the right to convert any Debenture as provided in Article Thirteen or modify the provisions of this Indenture with respect to the subordination of the Debentures in a manner adverse to the Holders, or

                 (2) reduce the percentage in principal amount of the Outstanding Debentures, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or

                 (3)      modify any of the provisions of this Section or
         Section 513, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Debenture affected thereby.


         It shall not be necessary For any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

SECTION 903.  Execution of Supplemental Indentures.

         In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 601) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

SECTION 904.  Effect of Supplemental Indentures.

         Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Debentures theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

SECTION 905.  Conformity with Trust indenture Act.

         Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.


SECTION 906.  Reference in Debentures to Supplemental Indentures.

         Debentures authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Debentures so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any such supplement indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Debentures.

                                  ARTICLE TEN

                                   COVENANTS

SECTION 1001.  Payment of Principal, Premium and Interest.

         The Company will duly and punctually pay the principal of (and premium, if any) and interest on the Debentures in accordance with the terms of the Debentures and this Indenture.

SECTION 1002.  Maintenance of Office or Agency.

         The Company will maintain in the Borough of Manhattan, The City and State of New York, and the City of Los Angeles, California, an office or agency where Debentures may be presented or surrendered for payment, where Debentures may be surrendered for registration of transfer or exchange for other Debentures, where Debentures may be surrendered for conversion, where due bills issued pursuant to Section 1301 may be presented for exchange for shares of Common Stock and where notices and demands to or upon the Company in respect of the Debentures and this Indenture may be served. The Company hereby initially appoints the Trustee, its office or agency, for each of such purposes. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

         The Company may also from time to time designate one or more other offices or agencies (in or outside the Borough of Manhattan, The City and State of New York and the City of Los Angeles, California) where the
Debentures may be presented or surrendered for any or all such purposes and may from time to time rescind such designations provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City and State of New York and the City of Los Angeles, California for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

SECTION 1003.  Money for Debenture Payments to Be Held in Trust.

         If the Company shall at any time act as its own paying agent, it will, on or before each due date of the principal of (and premium, if any) or interest on any of the Debentures, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

         Whenever the Company shall have one or more Paying Agents, it will, prior to each due date of the principal of (and premium, if any) or interest on any Debentures, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

         The Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

                 (1) hold all sums held by it for the payment of the principal of (and premium, if any) or interest on Debentures in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

                 (2) give the Trustee notice of any default by the Company (or any other obligor upon the Debentures) in the making of any payment of principal (and premium, if any) or interest; and

                 (3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

         The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

         Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any) or interest on any Debenture and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Debenture shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be mailed to Holders at last known address, or to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The Borough of Manhattan, The City of New York, or mailed to each Holder, or both, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, or mailing, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 1004.  Corporate Existence.

         Subject to Article Eight, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and rights (charter and statutory).

SECTION 1005.  Maintenance of Properties.

         The Company will cause all properties used or useful in the conduct of its business or the business of any Subsidiary, in each case which are material to the Company and its Subsidiaries taken as a whole, to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Company from discontinuing the operation or maintenance of any of such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any Subsidiary and not disadvantageous in any material respect to the Holders.


SECTION 1006.  Payment of Taxes and Other Claims.

         The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary, and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien with respect to the Company and its Subsidiaries taken as a whole; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings or other appropriate action.

SECTION 1007.  Statement by Officers as to Default.

         The Company shall notify the Trustee within 5 days after the occurrence thereof of any acceleration which with the giving of notice and the lapse of Lime could become an Event of Default under Section 501(5). The Company will deliver to the Trustee, within 120 days after the end of each fiscal year of the Company ending after the date hereof, an Officers' Certificate, stating whether or not to the best knowledge of the signers thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions of this indenture, and if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

                                 ARTICLE ELEVEN

                            REDEMPTION OF DEBENTURES

SECTION 1101.  Right of Redemption.

         The Debentures are not redeemable on or prior to April 15, 1987, unless the last reported sale price for the Common Stock on each of any 20 trading days within the period of 30 consecutive trading days ending within five business days of the date on which the notice of such redemption is given to the Trustee equals or exceeds 140% of the conversion price then in effect as provided in Sections 1301 and 1304. With respect to redemptions in that event on or prior to April 15, 1987, and with respect to redemptions after April 15, 1987, the redemption may be made in whole, or from time to time in part, at the option of the Company at the Redemption Price then applicable thereto as specified in the form of Debenture hereinabove recited together with accrued interest to the date fixed for redemption; provided, that if the date fixed for redemption (including through the operation of the Sinking Fund hereinafter provided for) is an Interest Payment Date, the interest payable on such date shall, subject to exceptions provided in this Indenture, be paid to the person in whose name the Debenture shall have been registered at the close of business on the April 1 or October 1, as the case may be, next preceding such Interest Payment Date, whether or not such April or October 1 is a Business Day.

SECTION 1102.  Applicability of Article.

         Redemption of Debentures at the election of the Company or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article.

SECTION 1103.  Election to Redeem; Notice to Trustee.

         The election of The Company to redeem any Debentures pursuant to
Section 1101 shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company of less than all of the Debentures, the Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Debentures to be redeemed.

SECTION 1104.  Selection by Trustee of Debentures to Be Redeemed.

         If less than all the Debentures are to be redeemed, the particular Debentures to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Debentures not previously called for redemption, by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to $1,000 or any integral multiple thereof) of the principal amount of Debentures of a denomination larger than $1,000.

         If any Debenture selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Debenture so selected, the converted portion of such Debenture shall be deemed (so far as may be) to be the portion selected for redemption. Debentures which have been converted during a selection of Debentures to be redeemed shall be treated by the Trustee as Outstanding for the purpose of such selection.

         The Trustee shall promptly notify the Company and the Debenture Registrar in writing of the Debentures selected for redemption and, in the case of any Debenture selected for partial redemption, the principal amount thereof to be redeemed.

         For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Debentures shall relate, in the case of any Debenture redeemed or to be redeemed only in part, to the portion of the principal amount of such Debenture which has been or is to be redeemed.

SECTION 1105.  Notice of Redemption.

         Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Debentures to be redeemed, at his address appearing in the Debenture Register.

         All notices of redemption shall state:

                 (1)      the Redemption Date,

                 (2)      the Redemption Price,

                 (3) if less than all the Outstanding Debentures are to be redeemed, the identification (and, in the case of partial redemption, the principal amounts) of the particular Debentures to be redeemed,

                 (4) that on the Redemption Date the Redemption Price will become due and payable upon each such Debenture to be redeemed and that interest thereon will cease to accrue on and after said date,

                 (5) the conversion price, the date on which the right to convert the principal of the Debentures to be redeemed will terminate and the place or places where such Debentures may be surrendered for conversion,

                 (6) the place or places where such Debentures are to be surrendered for payment of the Redemption Price, and

                 (7) that the redemption is for the sinking fund, if such is the case.

         Notice of redemption of Debentures to be redeemed at the election of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company.

SECTION 1106.  Deposit of Redemption Price.

         Prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Debentures which are to be redeemed on that date other than any Debentures called for redemption on that date which have been converted prior to the date of such deposit.

         If any Debenture called for redemption is so converted, any money deposited with the Trustee or with any Paying Agent or so segregated and held in trust for the redemption of such Debenture shall (subject to any right of the Holder of such Debenture or any Predecessor Debenture to receive interest as provided in the last paragraph of Section 307) be paid to the Company upon Company Request or, if then held by the Company, shall be discharged from such trust.

SECTION 1107.  Debentures Payable on Redemption Date.

         Notice of redemption having been given as aforesaid, the Debentures so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified and from and after such date

(unless the Company shall default in the payment of the Redemption Price and accrued interest) such Debentures shall cease to bear interest. Upon surrender of any such Debenture for redemption in accordance with said notice, such Debenture shall be paid by the Company at the Redemption Price, together with accrued interest to the redemption date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Debentures, or one or more Predecessor Debentures, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 307.

         If any Debenture called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate borne by the Debenture.

SECTION 1108.  Debentures Redeemed in Part.

         Any Debenture which is to be redeemed only in part shall be surrendered at the office or agency of the Company designated for that purpose pursuant to Section 1002 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Debenture, without service charge, a new Debenture or Debentures, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Debentures so surrendered.

                                 ARTICLE TWELVE

                                  SINKING FUND

SECTION 1201.  Sinking Fund Payments.

         As and for a sinking fund for the retirement of the Debentures, the Company will until all Debentures are paid or payment thereof provided for, deposit in accordance with Section 1106, on or prior to April 15 in each year, commencing in 1996 and ending in 2009, an amount in cash sufficient to redeem on such April 15 $2,000,000 in aggregate principal amount of Debentures in each case at the Redemption Price specified in the form of Debenture hereinbefore set forth for redemption through operation of the sinking fund. The amount of the sinking fund payment as specified in this Section is herein referred to as a "mandatory sinking fund payment." The cash amount of any mandatory sinking fund payment is subject to reduction as provided in Section 1202 and the Company shall specify the amount of such reduction in the Officers' Certificate delivered pursuant to Section 1203. Each sinking fund payment shall be applied to the redemption of Debentures on such April 15, as herein provided.

SECTION 1202.  Satisfaction of Sinking Fund Payments with Debentures.

         The Company (1) may deliver Outstanding Debentures (other than any previously called for redemption) for a mandatory sinking fund payment and (2) may apply as a credit Debentures which have been redeemed at the election of the Company pursuant to Section 1101, or converted or otherwise acquired and not previously credited in each case in satisfaction of all or any part of any mandatory sinking fund payment required to be made pursuant to Section 1201, provided that such Debentures have not been previously so credited. Each such Debenture shall be received and credited for such purpose by the Trustee at the Redemption Price specified in the form of Debenture hereinbefore set forth for redemption through operation of the sinking fund and the amount of such mandatory sinking fund payment shall be reduced accordingly.

SECTION 1203.  Redemption of Debentures for Sinking Fund.

         On or before March 1 in each year commencing with the year 1996 and ending in 2009, the Company will deliver to the Trustee an Officers' Certificate specifying the amount of the next ensuing sinking fund payment pursuant to Section 1201, the portion thereof, if any, which is to be satisfied by payment of cash and the portion thereof, if any, which is to be satisfied by delivering and crediting Debentures pursuant to Section 1202 and will also deliver to the Trustee any Debentures to be so delivered. Before March 15 in each such year the Trustee shall select the Debentures to be redeemed upon the next ensuing April 15 in the manner specified in Section 1104 and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in Section 1105. Such notice having been duly given, the redemption of such Debentures shall be made upon the terms and in the manner stated in Sections 1107 and 1108.

                                ARTICLE THIRTEEN

                            CONVERSION OF DEBENTURES

SECTION 1301.  Conversion Privilege and Conversion Price.

         Subject to and upon compliance with the provisions of this Article, at the option of the Holder thereof, any Debenture or any portion of the principal amount thereof which is $1,000 or an integral multiple of $1,000 may be converted at the principal amount thereof, or of such portion thereof, into fully paid and nonassessable shares (calculated as to each conversion to the nearest 1/100 of a share) of Common Stock of the Company, at the conversion price, determined as hereinafter provided, in effect at the time of conversion. Such conversion right shall expire at the close of business on April 15, 2010. In case a Debenture or portion thereof is called for redemption, such conversion right in respect of the Debenture or portion so called shall expire at the close of business on the fifth day prior to the Redemption Date, unless the Company defaults in making the payment due upon redemption.

         The price at which shares of Common Stock shall be delivered upon conversion (herein called the "conversion price") shall be initially $35 per share of Common Stock. The conversion price shall be adjusted in certain instances as provided in paragraphs (1), (2), (3), (4), (7), (8) and (9) of
Section 1304.

         Notwithstanding the foregoing, in addition to the shares of Common Stock issued in connection with the conversion of any Debenture or portion thereof surrendered prior to the close of business on May 2, 1985, the Trustee shall deliver to the holder of such Debenture a due bill evidencing such Holder's right to receive on May 3, 1985 a number of shares of Common Stock equal to the number of additional shares of Common Stock which such Holder would be entitled to receive if such Debenture or portion thereof were converted on May 3, 1985 (without giving effect to any adjustment of the conversion price pursuant to this Article other than the adjustment referred to in paragraph (9) of Section 1304). Any such due bill may be presented at any office or agency of the Company maintained for that purpose pursuant to Section 1002 on or after May 3, 1985 for exchange for the shares of Common Stock covered thereby.

SECTION 1302.  Exercise of Conversion Privilege.

         In order to exercise the conversion privilege, the Holder of any Debenture to be converted shall surrender such Debenture, duly endorsed or assigned to the Company or in blank, at any office or agency of the Company maintained for that purpose pursuant to Section 1002, accompanied by written notice to the Company at such office or agency that the Holder elects to convert such Debenture or, if less than the entire principal amount thereof is to be converted, the portion thereof to be converted. Such notice shall also state the name or names (with address and social security number or other taxpayer identification number) in which said certificate or certificates are to be issued. Debentures surrendered for conversion during the period from the close of business on any Regular Record Date next preceding any Interest Payment Date to the opening of business on such Interest Payment Date shall (except in the case of Debentures or portions thereof which have been called for redemption on a Redemption Date within such period) be accompanied by payment in New York clearing house funds or other funds acceptable to the Company of an amount equal to the interest payable on such Interest Payment Date on the principal amount of Debentures being surrendered for conversion. Except as provided in the preceding sentence and subject to the fourth paragraph of Section 307, no payment or adjustment shall be made upon any conversion on account of any interest accrued on the Debentures surrendered for conversion or on account of any dividends on the Common Stock issued upon conversion.

         Debentures shall be deemed to have been converted immediately prior to the close of business on the day of surrender of such Debentures for conversion in accordance with the foregoing provisions, and at such time the rights of the Holders of such Debentures as Holders shall cease, and the person or persons entitled to receive the Common Stock or due bills referred to in Section 1301 issuable upon conversion shall be treated for all purposes as the record holder or holders of such Common Stock or due bills, as the case may be, at such time. As promptly as practicable on or after the conversion date, the Company shall issue and shall deliver at such office or agency to or upon the written order of the Holder of the Debenture or Debentures surrendered a certificate or certificates for the number of full shares of Common Stock issuable upon conversion (but excluding any shares issuable in respect of any such due bill), together with payment in lieu of any fraction of a share, as provided in
Section 1303. On May 3, 1985, or as promptly thereafter as possible the Company shall issue and shall deliver at such office or agency, to or upon the written order of the holder of the due bills surrendered, a certificate or certificates for the number of full shares of Common Stock issuable upon exchange for such due bill or due bills, together with payment in lieu of any fraction of a share as provided in Section 1303.

         In the case of any Debenture which is converted in part only, upon such conversion the Company shall execute and the Trustee shall authenticate and deliver to the Holder thereof, at the expense of the Company, a new Debenture or Debentures of authorized denominations in aggregate principal amount equal to the unconverted portion of the principal amount of such Debenture.

SECTION 1303.  Fractions of Shares.

         No fractional shares of Common Stock shall be issued upon conversion of Debentures. If more than one Debenture shall be surrendered for conversion at one time by the same Holder, the number of full shares which shall be issuable upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Debentures (or specified portions thereof) so surrendered. Instead of any fractional share of Common Stock which would otherwise be issuable upon conversion of any Debenture or Debentures (or specified portions thereof), the Company shall pay a cash adjustment in respect of such fraction in an amount equal to the same fraction of the market price per share of Common Stock (as determined by the Board of Directors or in any manner prescribed by the Board of Directors) at the close of business on the day of conversion.

SECTION 1304.  Adjustment of Conversion Price.

         (1) In case the Company shall pay or make a dividend or other distribution on any class of capital stock of the Company in Common Stock (other than the dividend referred to in paragraph (9) of this Section 1304), the conversion price in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced by multiplying such conversion price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this paragraph (1) and paragraph (9) of this Section 1304, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

         (2) In case the Company shall issue rights or warrants to all holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the current market price per share (determined as provided in paragraph (6) of this Section) of the Common Stock on the date fixed for the determination of stockholders entitled to receive such rights or warrants, the conversion price in effect at the opening of business on the day following the date fixed for such determination shall be reduced by multiplying such conversion price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such current market price and the denominator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this paragraph (2), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not issue any rights or warrants in respect of shares of Common Stock held in the treasury of the Company.

         (3) In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the conversion price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and, conversely, in case outstanding shares of Common Stock shall each be combined into a smaller number of shares of Common Stock, the conversion price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

         (4) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock evidences of its indebtedness or assets (including securities, but excluding any rights or warrants referred to in paragraph (2) of this Section, any dividend or distribution paid in cash out of the retained earnings of the Company and any dividend or distribution referred to in paragraph (1) or paragraph (9) of this Section), the conversion price shall be adjusted so that the same shall equal the price determined by multiplying the conversion price in effect immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution by a fraction of which the numerator shall be the current market price per share (determined as provided in paragraph (6) of this Section) of the Common Stock on the date fixed for such determination less the then fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution filed with the Trustee) of the portion of the assets or evidences of indebtedness so distributed applicable to one share of Common Stock and the denominator shall be such current market price per share of the Common Stock, such adjustment to become effective immediately prior to the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such distribution.

         (5) The reclassification of Common Stock into securities other than Common Stock (other than any reclassification upon a consolidation or merger to which Section 1311 applies) shall be deemed to involve (a) a distribution of such securities other than Common Stock to all holders of Common Stock (and the effective date of such reclassification shall be deemed to be "the date fixed for the determination of stockholders entitled to receive such distribution" and "the date fixed for such determination" within the meaning of paragraph (4) of this Section), and (b) a subdivision or combination, as the case may be, of the number of shares of Common Stock outstanding immediately prior to such reclassification into the number of shares of Common Stock outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be "the day upon which such subdivision becomes effective" or "the day upon which such combination becomes effective", as the case may be, and "the day upon which such subdivision or combination becomes effective" within the meaning of paragraph (3) of this Section).

         (6)     For the purpose of any computation under paragraphs (2) and
(4) of this Section, the current market price per share of Common Stock on any date shall be deemed to be the average of the Closing Prices for the 15 consecutive Business Days selected by the Company commencing not less than 20 nor more than 30 Business Days before the day in question.

         (7) No adjustment in the conversion price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustment which by reason of this paragraph
(7) is not required to be made shall be carried forward and taken into account in any subsequent adjustment; and provided, further, that adjustment shall be required and shall be made in accordance with the provisions of this Section (other than this paragraph (7)) not later than such time as may be required in order to preserve the tax-free nature of a distribution to the Holder of any Debenture. All calculations under this paragraph (7) shall be made to the nearest cent.

         (8) The Company may make such reductions in the conversion price, in addition to those required by paragraphs (1), (2), (3) and (4) of this Section, as it considers to be advisable in order than any event created for Federal income tax purposes as a dividend of stock or stock rights shall not be taxable to the recipients.

         (9) As of the opening of business on May 3, 1985, the conversion price will be reduced by multiplying such conversion price by 2/3 to reflect a three-for-two stock split in the form of a fifty percent stock dividend on each share of outstanding Common Stock of the Company payable on May 3, 1985 to all stockholders of record on April 10, 1985.

SECTION 1305.  Notice of Adjustments of Conversion Price.

         Whenever the conversion price is adjusted as herein provided:

                 (a) the Company shall compute the adjusted conversion price in accordance with Section 1304 and shall prepare a certificate signed by the Treasurer of the Company setting forth the adjusted conversion price and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be filed at each office or agency maintained for the purpose of conversion of Debentures pursuant to Section 1002; and

                 (b) a notice stating that the conversion price has been adjusted and setting forth the adjusted conversion price shall forthwith be required, and as soon as practicable after it is required, such notice shall be mailed by the Company to the Trustee and all Holders at their last addresses as they shall appear in the Debenture Register.

SECTION 1306.  Notice of Certain Corporate Action.

         In case:

                 (a) the Company shall declare a dividend (or any other distribution) on its Common Stock payable otherwise than in cash out of its earned surplus (other than the dividend referred to in paragraph (9) of Section 1304); or

                 (b) the Company shall authorize the granting to the holders of its Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any other rights; or

                 (c) of any reclassification of the Common Stock of the Company (other than a subdivision or, combination of its outstanding shares of

         Common Stock), or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

                 (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

then the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of Debentures pursuant to Section 1002, and shall cause to be mailed to all Holders at their last addresses as they shall appear in the Debenture Register, at least 20 days (or 10 days in any case specified in clause (a) or (b) above) prior to the applicable record date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.

SECTION 1307.  Company to Reserve Common Stock.

         The Company shall at all times reserve and keep available, free from pre-emptive rights, out of its authorized but unissued Common Stock, for the purpose of effecting the conversion of Debentures, the full number of shares of Common Stock then issuable upon the conversion of all Outstanding Debentures including shares issuable upon presentation of any due bill issued pursuant to
Section 1301.

SECTION 1308.  Taxes on Conversions.

         The Company will pay any and all taxes that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of Debentures or in exchange for any due bills pursuant hereto. The Company shall nor however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of

Common Stock a name other than that of the Holder of the Debenture or Debentures to be converted, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Company the amount of any such tax, or has established to the satisfaction of the Company that such tax has been paid.

SECTION 1309.  Covenant as to Common Stock.

         The Company covenants that all shares of Common Stock which may be issued upon conversion of Debentures or in exchange for any due bills will upon issue be fully paid and, nonassessable and, except as provided in Section 1308, the Company will pay all taxes, liens and charges with respect to the issue thereof.

SECTION 1310.  Cancellation of Converted Debentures.

         All Debentures delivered for conversion shall be delivered to The Trustee to be cancelled by or at the direction of the Trustee, which shall dispose of the same as provided in Section 309.

SECTION 1311.  Provisions in Case of Consolidation, Merger or Sale of Assets.

         (1) In case of any consolidation of the Company with, or merger of the Company into, any other corporation, or in case of any merger of another corporation into the Company (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock of the Company), or in case of any sale or transfer of all or substantially all of the assets of the Company, the corporation formed by such consolidation or resulting from such merger or which acquires such assets, as the case may be, shall execute and deliver to The Trustee a supplemental indenture providing that the Holder of each Debenture then outstanding shall have the right thereafter, during the period such Debenture shall be convertible as specified in Section 1301, to convert such Debenture only into the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer by a holder of the number of shares of Common Stock of the Company into which such Debenture might have been converted immediately prior to such consolidation, merger, sale or transfer. Such supplemental indenture shall provide for adjustments which, for events subsequent to the effective date of such supplemental indenture, shall be as nearly equivalent as may be practicable to the adjustments provided for in this

Article. The above provisions of this Section shall similarly apply to successive consolidations, mergers, sales or transfers.

         (2) The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any such supplemental indenture relating either to the kind or amount of shares of stock or securities or property receivable by Holders upon the conversion of their Debentures after any such reclassification, change, consolidation, merger, sale or conveyance or to any adjustment to be made with respect thereto.

SECTION 1312.  Disclaimer by Trustee of Responsibility for Certain Matters.

         The Trustee shall not at any time be under any duty or responsibility to any Holder of Debentures to determine whether any facts exist which may require any adjustment of the conversion price, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee shall not be accountable with respect to the validity, value, kind or amount of any shares of Common Stock, or of any securities or property, which may at any time be issued or delivered upon the conversion of any Debenture: and it makes no representation with respect thereto. The Trustee shall not be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property upon the surrender of any Debenture for the purpose of conversion or, subject to Section 601, to comply with any of the covenants of the Company contained in this Article.

                                ARTICLE FOURTEEN

                          SUBORDINATION OF DEBENTURES

SECTION 1401.  Agreement to Subordinate.

         The Company covenants and agrees, and each Holder of Debentures, by his acceptance thereof, likewise covenants and agrees, that the indebtedness represented by the Debentures and the payment of the principal of (and premium, if any) and interest on each and all of the Debentures is hereby expressly subordinated and subject in right of payment, to the extent and in the manner hereinafter set forth, to the prior payment in full of all Senior Indebtedness, or provision for such payment.

         For the purposes of this Article the term "Senior Indebtedness" means principal of (and premium, if any) and unpaid interest on (a) indebtedness (secured or unsecured) incurred, assumed or guaranteed by the Company either before, on or after the date of this Indenture and which is for money borrowed, or which is evidenced by notes, debentures, bonds or other similar securities whether or not for money borrowed, and (b) renewals, extensions or refundings of any such indebtedness, unless it is provided by the instrument creating, evidencing, renewing, extending or refunding the same or pursuant to which the same is outstanding, that such indebtedness is not senior in right of payment to the Debentures.

SECTION 1402.  Payment Prohibited If Senior Indebtedness in Default.

         No payment on account of principal, premium (if any) or interest on, or sinking fund payments for, the Debentures shall be made, nor shall any property or assets be applied to the purchase or other acquisition or retirement of the Debentures, unless full payment of amounts due for principal, premium (if any), sinking funds, and interest on Senior Indebtedness has been made or duly provided for in money or money's worth, provided, however, that nothing in this Article Fourteen shall prevent the conversion of Debentures or the giving of any notice of redemption of Debentures required pursuant to
Section 1203 or the credit of Debentures against any sinking fund payment pursuant to Section 1202.

SECTION 1403.  Priority of Senior Indebtedness.

         Upon any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding up or total or partial liquidation, rehabilitation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy, insolvency, rehabilitation, receivership or other proceedings, all principal premium (if any) and interest due upon all Senior Indebtedness shall first be paid in full, or payment thereof provided for in money or money's worth, before the Holders of the indebtedness evidenced by the Debentures or the Trustee on their behalf shall be entitled to receive or retain any assets so paid or distributed in respect thereof (for principal, premium (if any) or interest) or of this Indenture; and upon any such dissolution or winding up or liquidation, rehabilitation or reorganization, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holders of the Debentures or the Trustee on their behalf would be entitled, except for the provisions of this Article, shall be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, or by the Holders of the Debentures or by the Trustee on their behalf if received by them or it, direct to the holders of Senior Indebtedness (pro rata to each such holder on the basis of the respective amounts of Senior Indebtedness held by such holder) or their representatives, to the extent necessary to pay all Senior Indebtedness in full, in money or money's worth, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness, before any payment or distribution is made to the Holders of the indebtedness evidenced by the Debentures or to the Trustee on their behalf.

SECTION 1404.  Subrogation of Holders of Debentures.

         No payment or distribution of assets of the Company to which the Holders of the Debentures or the Trustee on their behalf would have been entitled except for the provisions of this Article and which shall have been received by the holders of Senior Indebtedness or their representative or representatives, or by the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Indebtedness may have been issued, shall, as between the Company, its creditors, and the Holders of Debentures, be deemed to be a payment by the Company to holders of the Senior Indebtedness or on account thereof, and, subject to the payment in full of all Senior Indebtedness, or provisions for payment thereof in cash, the Holders of the Debentures shall be subrogated to the rights of the Holders of Senior indebtedness to receive payments or distributions of assets of tile Company applicable to Senior Indebtedness until the principal of (and premium if any) and interest on the Debentures shall be paid in full, and no such payments or distributions to the Holders of the Debentures of cash, property or securities, which otherwise would be payable or distributable to holders of Senior Indebtedness shall, as between the Company, its creditors other than the holders of Senior Indebtedness, and the Holders of Debentures, be deemed to be a payment by the Company to the Holders of Debentures or on account of the Debentures.

SECTION 1405. Subordination of Debentures Not Affected by Changes in Provisions of Senior Indebtedness.

         The subordination of the Debentures in accordance with this Article shall not be affected or released by any amendment, modification, change, consent or waiver with respect to any Senior Indebtedness or any agreement under which any Senior Indebtedness may be issued, or by any extension or indulgence or surrender, substitution, alteration, or discharge of any security.

SECTION 1406. Subordination Provisions for Benefit of Holders of Senior Indebtedness.

         The foregoing provisions are solely for the purpose of defining the relative rights of the holders of Senior Indebtedness on the one hand and the Holders of Debentures on the other hand, and such provisions shall be for the benefit of such Persons and may be enforced directly by them against the Holders of Debentures or the Trustee; provided, however, that the Trustee, shall not be deemed to owe any fiduciary duty to holders of Senior Indebtedness, and shall not be liable to any such Person if it shall mistakenly pay over or distribute to Holders of Debentures or the Company or any other Person moneys or assets to which any such holder of Senior Indebtedness shall be entitled by virtue of this Article or otherwise.

SECTION 1407.  Rights of Trustee as Holder of Senior Indebtedness.

         The Trustee shall be entitled to all of the rights set forth in this
Article in respect of any Senior Indebtedness which may be at any time held by it to the same extent as any other holder of Senior Indebtedness and nothing in
Section 613 or elsewhere in this Indenture shall be construed to deprive the Trustee of any of its rights as such holder.

SECTION 1408.  Obligation of the Company to Holders of Debentures Not Impaired.

         Nothing contained in this Article or elsewhere in this Indenture or in the Debentures is intended to or shall impair, as between the Company, its creditors, other than holders of Senior Indebtedness, and the Holders of the Debentures, the obligation of the Company, which is absolute and unconditional to pay to the Holders of the Debentures the principal of (and premium if any) and interest on the Debentures as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders of the Debentures and creditors of the Company, other than holders of Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or the Holder of any Debenture from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article of holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

SECTION 1409.  Reliance Upon Court Order or Decree.

         Upon any distribution of assets of the Company referred to in this Article, the Trustee, subject to the provisions of Section 601, and the Holders of the Debentures shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding up, liquidation, rehabilitation or reorganization proceedings are pending, or a certificate of the liquidating trustee or agent or other Person making such distribution, delivered to the Trustee or to the Holders of the Debentures, for the purpose of ascertaining the Persons entitled to participate in such distribution, including the holders of Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon, and all other facts pertinent thereto or to this Article.

SECTION 1410. Subordination Rights Not Impaired by Acts or Omissions of Company or Holders of Senior Indebtedness.

         No right of any present or future holder of Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof which any such older may have or be otherwise charged with.

SECTION 1411.  Trustee to Effectuate Subordination.

         Each Holder of the Debentures by his acceptance thereof authorizes and directs the Trustee in his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article and appoints the Trustee his attorney-in-fact for any and all such purposes.

SECTION 1412.  Trustee Not Charged With Knowledge of Senior Indebtedness.

         Subject to the provisions of Section 601, the Trustee shall not be charged with knowledge of the existence of any facts or conditions which would prohibit the making of any payment of moneys to or by the Trustee, unless and until the Trustee shall have received written notice thereof from the Company or from one or more holders of Senior Indebtedness, or from a representative for such holder, nor shall the Trustee be charged with knowledge of the curing of any such default or of the elimination of the fact or condition preventing any such payment unless and until the Trustee shall have received an Officers' Certificate to such effect, provided, that, if prior to the opening of business on the Business Day next prior to the date upon which by the terms hereof any such moneys may become payable for any purpose (including, without limitation, the payment of either the principal (or premium, if any) or interest on any Debenture) the Trustee shall not have received with respect to such moneys the notice provided for in this Section 1412, then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such moneys and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such date.

SECTION 1413.  Events of Default Not Prevented.

         The provisions of this Article, and reference in the Debentures to the subordination provisions herein contained, shall not be construed as preventing the occurrence of any Event of Default under Section 501.

                               *     *    *     *

         This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

                                [OFFICIAL SEAL]

State of California     )
                        )  ss.:
County of Los Angeles   )

        On the 24th day of April, 1985, before me personally came Merrill Lyons, to me known, who, being by me duly sworn, did depose and say that he is a Senior Vice President, Secretary and Chief Financial Officer of The Federated Group Inc., one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.

                                          /s/ DONNA M. SIEFERT
                                         -----------------------
                                               Notary Public



                                [OFFICIAL SEAL]

State of California     )
                        )  ss.:
County of Los Angeles   )

        On the 25th day of April, 1985, before me personally came Cynthia Dillard, to me known, who, being by me duly sworn, did depose and say that she is Assistant Vice President of Security Pacific National Bank, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.

                                           /s/ SHARON L. JACOBSON
                                          -------------------------
                                               Notary Public

        IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                    THE FEDERATED GROUP, INC.


                                    By /s/ Merrill Lyons
                                      --------------------------------
                                       Senior Vice President Finance



Attest:



                                    SECURITY PACIFIC NATIONAL BANK
                                      AS TRUSTEE


                                    By /s/ Cynthia Dillard
                                      --------------------------------
                                       Assistant Vice President